     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2002
                                           REGISTRATION STATEMENT NO. 333-84826

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                --------------

                                AMENDMENT NO. 3
                                       TO

                                    FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

L-3 COMMUNICATIONS                                            L-3 COMMUNICATIONS
  HOLDINGS, INC.                                                 CORPORATION

          (Exact Name of Registrants as Specified in Their Charters)

    DELAWARE                                                      DELAWARE

       (State or Other Jurisdiction of Incorporation or Organization)


   13-3937434                                                    13-3937436

                     (I.R.S. Employer Identification Number)


    600 THIRD AVENUE                                      600 THIRD AVENUE
NEW YORK, NEW YORK 10016                              NEW YORK, NEW YORK 10016
     (212) 697-1111                                        (212) 697-1111

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrants' Principal Executive Offices)

                                --------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS

                                --------------

                          CHRISTOPHER C. CAMBRIA, ESQ.
                                600 THIRD AVENUE
                               NEW YORK, NY 10016
                                 (212) 697-1111
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                                --------------

                                   Copy to:
                             VINCENT PAGANO, ESQ.
                          SIMPSON THACHER & BARTLETT
                             425 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10017-3954
                                (212) 455-2000

                                --------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective as determined by market conditions and other factors.

                                --------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                --------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                --------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                --------------

                                                   (Continued on following page)
================================================================================

(Continued from previous page)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                               PROPOSED MAXIMUM         PROPOSED         AMOUNT OF
                 TITLE OF EACH CLASS OF                       AMOUNT TO BE    AGGREGATE OFFERING   MAXIMUM AGGREGATE   REGISTRATION
               SECURITIES TO BE REGISTERED                   REGISTERED(1)  PRICE PER SECURITY(1)  OFFERING PRICE(1)        FEE
Debt Securities of L-3 Communications Holdings, Inc. and
 L-3 Communications Corporation and Preferred Stock,
 Common Stock, Stock Purchase Contracts, Stock
 Purchase Units and Warrants of L-3 Communications
 Holdings, Inc.(2) .....................................    $1,000,000,000            100%(3)      $  1,000,000,000(3)  $ 92,000.00*
Guarantees of L-3 Communications Holdings, Inc. of Debt
 Securities of L-3 Communications Corporation and
 Guarantees of Subsidiary Guarantors of Debt Securities
 of L-3 Communications Holdings, Inc. and L-3
 Communications Corporation ............................           (4)                   (4)                       (4)     None
Common Stock(5) ........................................  1,000,000 shares(6)    $  55.63(7)       $     55,630,000(7)  $  5,117.96*

--------------------------------------------------------------------------------
*     Paid on March 22, 2002

(1) Pursuant to General Instructions II. D to Form S-3, the Amount to be Registered, the Proposed Maximum Aggregate Offering Price Per Security and Proposed Maximum Aggregate Offering Price have been omitted for each class of securities which are registered hereby, other than with respect to the specified shares of common stock to be sold by the selling stockholders.

(2) The debt securities of L-3 Communications Holdings and L-3 Communications Corporation registered hereby include such additional amount as may be necessary so that, if debt securities of L-3 Communications Holdings and L-3 Communications Corporation are issued with an original issue discount, the aggregate initial offering prices of all debt securities of L-3 Communications Holdings and L-3 Communications Corporation will equal no more than $1,000,000,000. The initial public offering price of any debt securities of L-3 Communications Holdings and L-3 Communications Corporation denominated in any foreign currency shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. There are also being registered hereunder an indeterminate number of shares of common stock as shall be issuable upon conversion or redemption of preferred stock or debt securities of L-3 Communications Holdings registered hereby.

(3)   Estimated solely for purposes of calculating the registration fee.

(4) No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) of the Securities Act of 1933 there is no filing fee with respect to the guarantees.

(5) Represents shares of common stock to be sold by certain selling stockholders identified herein.

(6) On April 23, 2002, the board of directors of L-3 Communications Holdings announced a two-for-one stock split to shareholders of record on May 6, 2002. The 1,000,000 shares of common stock registered hereby represent the 500,000 shares of common stock initially registered hereby and, pursuant to Rule 416(b) under the Securities Act, the additional 500,000 shares of common stock to be issued in connection with the two-for-one stock split.

(7) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the last price of L-3 Communications Holdings' common stock on March 22, 2002, as adjusted for the two-for-one stock split discussed above.


Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                                --------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                --------------

                        TABLE OF ADDITIONAL REGISTRANTS



                                                     STATE OR OTHER                          ADDRESS, INCLUDING ZIP CODE,
                                                     JURISDICTION OF      IRS EMPLOYER      AND TELEPHONE NUMBER, INCLUDING
EXACT NAME OF REGISTRANT                            INCORPORATION OR     IDENTIFICATION       AREA CODE, OF REGISTRANT'S
AS SPECIFIED IN ITS CHARTER                           ORGANIZATION           NUMBER           PRINCIPAL EXECUTIVE OFFICES
------------------------------------------------   ------------------   ----------------   --------------------------------
AMI Instruments, Inc.                                   Oklahoma        73-1122637         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Apcom, Inc.                                             Maryland        52-1291447         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Celerity Systems Incorporated                          California       77-0365380         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Coleman Research Corporation                             Florida        59-2039476         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
EER Systems, Inc.                                       Virginia        54-1349668         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Electrodynamics, Inc                                     Arizona        36-3140903         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Henschel, Inc.                                          Delaware        23-2554418         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Hygienetics Environmental Services, Inc.                Delaware        13-3992505         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Interstate Electronics Corporation                     California       95-1912832         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
KDI Precision Products, Inc.                            Delaware        31-0740721         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications AIS GP Corporation                   Delaware        13-4137187         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Analytics Corporation               California       54-1035921         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Atlantic Science and                New Jersey       22-2547554         600 Third Avenue
 Technology Corporation                                                                    New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Aydin Corporation                    Delaware        23-1686808         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications DBS Microwave, Inc.                 California       68-0281617         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications ESSCO, Inc.                          Delaware        04-2281486         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications ILEX Systems, Inc.                   Delaware        13-3992952         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Investments, Inc.                    Delaware        51-0260723         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications SPD Technologies, Inc.               Delaware        23-2869511         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Storm Control Systems, Inc.         California       77-0268547         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111

                                                 STATE OR OTHER                          ADDRESS, INCLUDING ZIP CODE,
                                                 JURISDICTION OF      IRS EMPLOYER      AND TELEPHONE NUMBER, INCLUDING
EXACT NAME OF REGISTRANT                        INCORPORATION OR     IDENTIFICATION       AREA CODE, OF REGISTRANT'S
AS SPECIFIED IN ITS CHARTER                       ORGANIZATION           NUMBER           PRINCIPAL EXECUTIVE OFFICES
--------------------------------------------   ------------------   ----------------   --------------------------------
L-3 Communications Integrated Systems L.P.          Delaware        03-0391841         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
Microdyne Communications Technologies               Maryland        59-3500774         600 Third Avenue
 Incorporated                                                                          New York, NY 10016
                                                                                       (212) 697-1111
Microdyne Corporation                               Maryland        52-0856493         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
Microdyne Outsourcing Incorporated                  Maryland        33-0797639         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
MPRI, Inc.                                          Delaware        54-1439937         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
Pac Ord, Inc.                                       Delaware        23-2523436         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
Power Paragon, Inc.                                 Delaware        33-0638510         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
Southern California Microwave, Inc.                California       13-0478540         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
SPD Holdings, Inc.                                  Delaware        23-2977238         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
SPD Electrical Systems, Inc.                        Delaware        23-2457758         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
SPD Switchgear, Inc.                                Delaware        23-2510039         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE PART OF A REGISTRATION STATEMENT FILED WITH THE SEC. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE NOT OFFERS TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.

                    SUBJECT TO COMPLETION, DATED JUNE 7, 2002


PROSPECTUS SUPPLEMENT
(To Prospectus dated    )


                                14,000,000 SHARES

                            [L3 COMMUNICATIONS LOGO]

                                  COMMON STOCK


--------------------------------------------------------------------------------

We are selling 14,000,000 shares of our common stock. We will receive all of the net proceeds from the sale of these shares.

Our common stock is traded on the New York Stock Exchange under the symbol "LLL." On June 6, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $59.52 per share.

Investing in our common stock involves risks. See page S-9 of this prospectus supplement and "Risk Factors" beginning on page 5 of the accompanying prospectus.



                                                     PER SHARE      TOTAL
                                                     ---------      -----
Public Offering Price ...........................      $          $
Underwriting Discounts and Commissions ..........      $          $
Proceeds to Us (before expenses) ................      $          $



We have granted the underwriters 30-day options to purchase up to an additional 2,100,000 shares of our common stock to cover over-allotments.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Lehman Brothers, on behalf of the underwriters, expects to deliver the shares
to purchasers on or about      , 2002.


--------------------------------------------------------------------------------

                                LEHMAN BROTHERS

                              ---------------------
CREDIT SUISSE FIRST BOSTON
                           BEAR, STEARNS & CO. INC.
                                                MERRILL LYNCH & CO.
                                                                        SG COWEN
                              ---------------------
GOLDMAN, SACHS & CO.
                              SALOMON SMITH BARNEY
                                                             WACHOVIA SECURITIES

                              ---------------------
            , 2002

           [GRAPHIC OF NETWORK-CENTRIC SECURE COMMUNICATIONS OMITTED]

                               TABLE OF CONTENTS


                                                                           PAGE
PROSPECTUS SUPPLEMENT                                                      ----
About This Prospectus Supplement ......................................... i
Prospectus Supplement Summary ............................................ S-1
Risks Related to Our Common Stock ........................................ S-9
Forward-Looking Statements ............................................... S-10
Use of Proceeds .......................................................... S-12
Dividend Policy .......................................................... S-12
Price Range of Common Stock .............................................. S-13
Capitalization ........................................................... S-14
Unaudited Pro Forma Condensed Consolidated Financial Information ......... S-15
Summary of Pro Forma and Historical Financial Data ....................... S-26
Certain U.S. Federal Tax Consequences to Non-U.S. Holders ................ S-27
Underwriting ............................................................. S-29
Legal Matters ............................................................ S-32
Experts .................................................................. S-32
Available Information .................................................... S-33
Incorporation of Certain Documents by Reference .......................... S-33

                                                                           PAGE
PROSPECTUS                                                                 ----
Prospectus Summary .......................................................   3
Risk Factors .............................................................   5
The Company ..............................................................  12
Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges
   and Preferred Stock Dividends .........................................  12
Use of Proceeds ..........................................................  12
Dividend Policy ..........................................................  13
Description of Debt Securities ...........................................  14
Description of Capital Stock .............................................  20
Description of Stock Purchase Contracts and Stock Purchase Units .........  24
Description of Warrants ..................................................  24
Selling Stockholders .....................................................  25
Plan of Distribution .....................................................  26
Legal Matters ............................................................  26
Experts ..................................................................  26
Available Information ....................................................  26
Incorporation of Certain Documents by Reference ..........................  27

                             ---------------------

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

                             ---------------------

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     This prospectus supplement contains the terms of this offering. A description of our common stock is contained in the accompanying prospectus beginning on page 20.

     This prospectus supplement is part of and should be read in conjunction with the accompanying prospectus. The information we present in this prospectus supplement may add, update or change information included in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in the accompanying prospectus, will apply and will supersede that information in the accompanying prospectus.


     Unless the context otherwise requires, references in this prospectus supplement to "L-3," "we," "us" and "our" refer to L-3 Communications Holdings, Inc. and its subsidiaries, including L-3 Communications Corporation, its wholly owned subsidiary.

                          PROSPECTUS SUPPLEMENT SUMMARY

     Because this is a summary, it may not contain all the information that is important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under "Incorporation of Certain Documents By Reference."

                                      L-3

     We are a leading merchant supplier of secure communications and intelligence, surveillance and reconnaissance (ISR) systems, training, simulation and support services, aviation products and aircraft modernization, as well as specialized products. Our businesses employ proprietary technologies and capabilities, and we believe our businesses have leading positions in their respective primary markets. Our customers include the U.S. Department of Defense and prime contractors thereof, certain U.S. Government intelligence agencies, major aerospace and defense contractors, foreign governments, commercial customers and certain other U.S. federal, state and local government agencies. For the year ended December 31, 2001, direct and indirect sales to the U.S. Department of Defense provided 64.7% of our sales, and sales to commercial customers, foreign governments and U.S. federal, state and local government agencies other than the U.S. Department of Defense provided 35.3% of our sales. For the year ended December 31, 2001, we had sales of $2,347.4 million, of which U.S. customers accounted for 82.1% and foreign customers accounted for 17.9%, operating income of $275.3 million and diluted earnings per share of $1.47. For the three months ended March 31, 2002, we had sales of $696.8 million, operating income of $71.3 million and diluted earnings per share of $0.36.

     For the year ended December 31, 2001, on a pro forma basis for our acquisitions and the related financings since January 1, 2001, we would have had sales of $3,557.3 million, operating income of $367.2 million and diluted earnings per share of $1.36. For the three months ended March 31, 2002, on a pro forma basis for our acquisitions and the related financings since January 1, 2002, we would have had sales of $910.2 million, operating income of $75.6 million and diluted earnings per share of $0.32.

     At December 31, 2001, we had two reportable segments: Secure Communication Systems and Specialized Products. Effective as of January 1, 2002, primarily as a result of our recent acquisitions, including our acquisition of Aircraft Integration Systems business from Raytheon Company, we began to present our businesses with the following four reportable segments: (1) Secure Communications & ISR; (2) Training, Simulation & Support Services; (3) Aviation Products & Aircraft Modernization; and (4) Specialized Products.

     Secure Communications & ISR. This segment provides products and services for the global ISR market, specializing in signals intelligence and communications intelligence systems, which provide the unique ability to collect and analyze unknown electronic signals from command centers, communication nodes and air defense systems for real-time situation awareness and response in real-time to the warfighter. This segment also provides secure, high data rate communications systems for military and other U.S. Government and foreign government reconnaissance and surveillance applications. We believe our systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Our systems and products are used to connect a variety of airborne, space, ground and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. The major secure communication programs and systems include:

     o secure data links for airborne, satellite, ground and sea-based remote platforms for real time information collection and dissemination to users;

     o highly specialized fleet management and support, including procurement, systems integration, sensor development, modifications and maintenance for signals intelligence and ISR special mission aircraft and airborne surveillance systems;

     o strategic and tactical signal intelligence systems that detect, collect, identify, analyze and disseminate information;

     o    secure telephone and network equipment and encryption management; and

     o communication systems for surface and undersea vessels and manned space flights.

     Training, Simulation & Support Services. This segment provides a full range of services, including:

     o services designed to meet customer training requirements for aircrews, navigators, mission operators, gunners and maintenance technicians for virtually any platform, including military fixed and rotary wing aircraft, air vehicles and various ground vehicles;

     o communication software support, information services and a wide range of engineering development services and integration support;

     o high-end engineering and information support services used for command, control, communications, computers and ISR architectures, as well as for air warfare modeling and simulation tools for applications used by the U.S. Department of Defense and U.S. Government intelligence agencies, including missile and space systems, Unmanned Aerial Vehicles and military aircraft;

     o developing and managing extensive programs in the United States and internationally, focusing on teaching, training and education, logistics, strategic planning, organizational design, democracy transition and leadership development; and

     o design, prototype development and production of ballistic missile targets for present and future threat scenarios.

     Aviation Products & Aircraft Modernization. This segment provides aviation products and aircraft modernization services, including:

     o    airborne traffic and collision avoidance systems;

     o commercial, solid-state, crash-protected cockpit voice recorders and flight data recorders (known as "black boxes") and cruise ship hardened voyage recorders;

     o    ruggedized displays for military and high-end commercial applications;

     o turnkey aviation life cycle management services that integrate custom developed and commercial off-the-shelf products for various military and commercial wide-body and rotary wing aircraft, including heavy maintenance and structural modifications and Head-of-State and commercial interior completions; and

     o engineering, modification, maintenance, logistics and upgrade for U.S. Special Operations Command aircraft, vehicles and personal equipment.

     Specialized Products. This segment supplies products to military and commercial customers in several niche markets. The products include:

     o ocean products, including acoustic undersea warfare products for mine hunting, dipping sonars and anti-submarine and naval power distribution, conditioning, switching and protection equipment for surface and undersea platforms;

     o telemetry, instrumentation, space and guidance products including tracking and flight termination;

     o    premium fuzing products;

     o    microwave components;

     o    explosives detection systems for checked baggage at airports;

     o    high performance antennas and ground based radomes; and

     o training devices and motion simulators which produce advanced virtual reality simulation and high-fidelity representations of cockpits and mission stations for aircraft and land vehicles.

     DEVELOPING COMMERCIAL OPPORTUNITIES

     Our growth strategy includes identifying and exploiting commercial applications from select products and technologies currently sold to defense customers. We have currently identified two vertical markets where we believe there are significant opportunities to expand our existing commercial sales:
Transportation Products and Broadband Wireless Communications Products. We believe that these vertical markets, together with our existing commercial products, provide us with the opportunity for substantial commercial growth in future years.

     Within the transportation market, we are offering (1) an explosives detection system for checked baggage at airports, displays and power propulsion systems for rail transportation and power switches for internet service providers, all of which are part of our Specialized Products segment, and (2) cruise ship voyage recorders and an enhanced aviation collision avoidance product that incorporates ground proximity warning, which are part of our Aviation Products & Aircraft Modernization segment.

     Within the communications product market, we are offering local fixed wireless access equipment for voice, DSL and internet access, transceivers for LMDS (Local Multipoint Distribution Service) and a broad range of commercial components and digital test equipment for broadband communications providers, which are part of our Secure Communications & ISR and Specialized Products segments.

     We have developed the majority of our commercial products employing technology used in our defense businesses. Sales generated from our developing commercial opportunities have not yet been material to us.

                              THE AIS ACQUISITION

     On March 8, 2002, we acquired the Aircraft Integration Systems business
(AIS) from Raytheon Company for $1,152.7 million in cash, subject to a purchase price adjustment. The acquisition was financed using cash on hand, borrowings under our senior credit facilities and a $500.0 million senior subordinated interim loan.

     AIS is a long-standing, sole-source provider of critical communications intelligence, signals intelligence and unique systems for special customers within the U.S. Government and has become an integral part of the U.S. Military's ISR infrastructure. These systems collect, decode and transmit data, providing the war fighter with real-time battlefield situational awareness. AIS' major customers are increasingly focusing on these methods of intelligence gathering and information distribution, suggesting excellent operating prospects for the foreseeable future. This acquisition provides us with platforms to capitalize on significant pull-through prospects related to the sale of our secure communications and aviation products, including communication links, signal processing, antennas, data recorders, displays and traffic control and collision avoidance systems. AIS has been included in our Secure Communications & ISR and our Aviation Products & Aircraft Modernization reportable segments.


                                  OUR STRATEGY

     We intend to grow our sales, enhance our profitability and build on our position as a leading merchant supplier of communication systems and products to the major aerospace and defense contractors as well as the U.S. Government. We also intend to leverage our expertise and products into selected new commercial business areas where we can adapt our existing products and technologies. Our strategy to achieve our objectives includes:

     EXPAND MERCHANT SUPPLIER RELATIONSHIPS. As an independent merchant supplier, we intend to identify opportunities where we are able to use our strong relationships to increase our business presence and allow customers to reduce their costs.

     SUPPORT CUSTOMER REQUIREMENTS. We intend to continue to align our research and development, manufacturing and new business efforts to complement our customers' requirements and provide state-of-the-art products.

     ENHANCE OPERATING MARGINS. We intend to continue to enhance our operating performance by reducing overhead expenses, continuing consolidation and increasing productivity.

     LEVERAGE TECHNICAL AND MARKET LEADERSHIP POSITIONS. We are applying our technical expertise and capabilities to several closely aligned commercial business markets and applications such as transportation and broadband wireless communications and we expect to continue to explore other similar commercial opportunities.

     MAINTAIN DIVERSIFIED BUSINESS MIX. We have a diverse and broad business mix with limited reliance on any particular program, a balance of cost-reimbursable and fixed-price contracts, a significant follow-on business and an attractive customer profile.


     CAPITALIZE ON STRATEGIC ACQUISITION OPPORTUNITIES. We intend to enhance our existing product base through internal research and development efforts and selective acquisitions that will add new products in areas that complement our present technologies. Since January 1, 2001, we acquired 13 businesses for an aggregate adjusted purchase price of $1,636.0 million. We regularly evaluate opportunities for future acquisitions. See "Risk Factors -- Our acquisition strategy involves risks, and we may not successfully implement our strategy" on page 5 of the accompanying prospectus.

                             RECENT DEVELOPMENTS

     PerkinElmer's Detection Systems Business. On January 2, 2002, we agreed to acquire the detection systems business of PerkinElmer for $100.0 million in cash plus acquisition costs. PerkinElmer's detection systems business offers X-ray screening for three major security applications: aviation systems for checked and oversized baggage, break bulk cargo and air freight; port and border applications including pallets, break bulk and air freight; and facility protection, such as parcels, mail and cargo. PerkinElmer's detection systems have a broad range of systems and technologies, with an installed base of over 16,000 units. PerkinElmer's detection systems business customer base includes major airlines and airports, a number of domestic agencies, such as the U.S. Customs Service, U.S. Marshals Service, U.S. Department of Agriculture and U.S. Department of State, and international authorities throughout Europe, Asia and South America. The acquisition is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. We expect to complete this acquisition during the second quarter of 2002.

                               DEBT TENDER OFFER

     On June 6, 2002, L-3 Communications Corporation commenced a tender offer to purchase any and all of its $225.0 million aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2007. The tender offer is scheduled to expire at 5:00 p.m., New York City time, on July 3, 2002, unless extended or earlier terminated. The consummation of the tender offer is conditioned upon, among other things, the consummation of this offering and the consummation of the concurrent private placement of senior subordinated notes by L-3 Communications Corporation on terms acceptable to it.

     The tender offer provides that the 10 3/8% Senior Subordinated Notes due 2007 will be purchased at 103.35% of the aggregate principal amount of the notes, plus accrued interest up to the date of purchase. The tender offer also provides that holders of the 10 3/8% Senior Subordinated Notes due 2007 that tender their notes on or before 5:00 p.m., New York City time, on June 19, 2002 will receive a premium of 2.0% of the aggregate principal amount of the notes. If the tender offer is consummated, we intend to call for redemption all of the 10 3/8% Senior Subordinated Notes due 2007 that remain outstanding at the applicable redemption price of 105.188% of the principal amount thereof, plus interest accrued to the redemption date. L-3 Communications Corporation intends to use the proceeds from its concurrent private placement of senior subordinated notes to finance the tender offer and the subsequent redemption.


                               ----------------

     We are incorporated in Delaware, and the address of our principal executive offices is 600 Third Avenue, New York, New York 10016. Our telephone number is (212) 697-1111.

                                  THE OFFERING


Common stock offered by us...  14,000,000 shares.

Common stock to be outstanding
after this offering.........   93,460,365 shares.

     The number of shares of common stock to be outstanding after this offering:

     o    includes 79,460,365 shares outstanding as of June 1, 2002;

     o excludes an aggregate of 3,678,864 shares of common stock reserved for issuance under our stock option plans for key employees and non-employee directors of L-3;

     o excludes 7,361,964 shares of common stock issuable upon conversion of our outstanding 5.25% Convertible Senior Subordinated Notes due 2009;

     o excludes 7,804,878 shares of common stock issuable upon conversion of our outstanding 4% Senior Subordinated Convertible Contingent Notes (CODES) due 2011; and

     o assumes no exercise of the underwriters' over-allotment options in connection with this offering to purchase up to an additional 2,100,000 shares of common stock from L-3.

Over-allotment options......   We have granted the underwriters options to
                               purchase 2,100,000 shares to cover
                               over-allotments.

Use of proceeds.............   We intend to use the net proceeds from this
                               offering to repay existing indebtedness and for general corporate purposes, including potential acquisitions. See "Use of Proceeds."

NYSE symbol.................   "LLL."

Risk factors................   You should carefully read and consider the
                               information set forth in "Risks Related to Our
                               Common Stock" beginning on page S-9 of this prospectus supplement and "Risk Factors" beginning on page 5 of the accompanying prospectus before investing in our common stock.


     Unless otherwise stated, all share and per share data contained in this prospectus supplement reflect a two-for-one stock split declared by L-3 Communications Holdings' board of directors on April 23, 2002. In addition, except as otherwise noted, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment options.

                             SUMMARY FINANCIAL DATA


     We derived the summary financial data presented below from our financial statements. The financial statement data for the years ended December 31, 2001, 2000 and 1999 are derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement. We derived the balance sheet data presented below at December 31, 2001 and 2000 from our audited consolidated financial statements incorporated by reference in this prospectus supplement. We derived the balance sheet data at December 31, 1999 from our audited consolidated financial statements not included or incorporated by reference in this prospectus supplement. We derived the financial statement data for the three months ended March 31, 2002 and the balance sheet data at March 31, 2002 from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement. Our unaudited condensed consolidated financial statements for the three months ended March 31, 2002 include, in our opinion, all adjustments consisting of normal recurring adjustments necessary for a fair presentation of the results for the period.

     The supplemental data for the three months ended March 31, 2002 and for the year ended December 31, 2001 was derived from our unaudited pro forma condensed consolidated financial information included elsewhere herein, and gives effect to our material acquisitions, this offering and the concurrent private placement of $750.0 million of senior subordinated notes by L-3 Communications Corporation, our wholly owned subsidiary. The supplemental data is presented for illustrative purposes only, and is not indicative of the results we would have had if these transactions had been completed on January 1, 2001, nor is it indicative of results we may expect in the future.

                                             SUPPLEMENTAL
                                               DATA FOR                SUPPLEMENTAL
                                                THREE        THREE       DATA FOR
                                                MONTHS       MONTHS        YEAR
                                                ENDED        ENDED        ENDED            YEARS ENDED DECEMBER 31,(2)
                                              MARCH 31,    MARCH 31,   DECEMBER 31, -----------------------------------------
                                               2002(1)      2002(2)     2001(1)(4)       2001          2000          1999
                                            ------------- ----------- ------------- ------------- ------------- -------------
                                                                  (in millions, except per share data)
STATEMENT OF OPERATIONS DATA:
Sales .....................................   $ 910.2      $  696.8    $ 3,557.3     $ 2,347.4     $ 1,910.1     $ 1,405.5
Operating income ..........................      75.6          71.3        367.2         275.3         222.7         150.5
Interest expense, net .....................      31.6          25.1        150.5          84.5          88.6          55.1
Minority interest .........................       0.9           0.9          4.5           4.5             --            --
Provision for income taxes ................      15.8          16.0         87.5          70.8          51.4          36.7
Income from continuing operations .........      27.3          29.3        124.7         115.5          82.7          58.7
Income from continuing operations,
 as adjusted(3) ...........................   $  27.3      $   29.3    $   158.6     $   149.4     $   112.3     $    76.2
Earnings per common share:
 Basic ....................................   $   0.29    $    0.37    $     1.36    $     1.54    $     1.24    $     0.91
 Basic, as adjusted(3) ....................   $   0.29    $    0.37    $     1.72    $     1.99    $     1.68    $     1.19
 Diluted ..................................   $   0.28    $    0.36    $     1.32    $     1.47    $     1.18    $     0.88
 Diluted, as adjusted(3) ..................   $   0.28    $    0.36    $     1.65    $     1.87    $     1.61    $     1.14
Weighted average common
 shares outstanding:
 Basic ....................................      92.9         78.9          92.0          74.9          66.7          64.2
 Diluted ..................................      96.4         82.4         102.5          85.4          69.9          67.0
BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents .................               $   46.0                   $   361.0     $    32.7     $    42.8
Working capital ...........................                  807.3                       717.8         360.9         255.5
Total assets ..............................                4,357.8                     3,339.2       2,463.5       1,628.7
Total debt ................................                2,175.0                     1,325.0       1,095.0         605.0
Shareholders' equity ......................                1,266.5                     1,213.9         692.6         583.2

----------

(1) The supplemental data for the three months ended March 31, 2002 give effect to our acquisition of AIS and the related financings as if they were included for the entire period. The supplemental data for the year ended December 31, 2001 give effect to all of our acquisitions since January 1, 2001 as if they and their related financings had occurred on January 1, 2001. In addition, the supplemental data give effect to this offering and the concurrent private placement of $750.0 million of senior subordinated notes by L-3 Communications Corporation, our wholly owned subsidiary. This offering is not conditioned upon the consummation of the issuance of the senior subordinated notes. See "Unaudited Pro Forma Condensed Consolidated Financial Information". The senior subordinated notes to be issued in the concurrent private placement by L-3 Communications Corporation have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

(2) Our results of operations are impacted significantly by our acquisitions, which are described elsewhere in this prospectus supplement and in the documents incorporated by reference herein.

(3) Represents income from continuing operations and basic and diluted earnings per common share, adjusted to exclude goodwill amortization expense, net of any income tax effects, recognized in those years related to goodwill that is no longer being amortized.

(4) The supplemental data for the year ended December 31, 2001, do not include an extraordinary pre-tax charge of $16.1 million ($9.7 million after-tax) related to the repurchase and/or redemption of L-3 Communications Corporation's $225.0 million 10 3/8% Senior Subordinated Notes due 2007. The extraordinary charge includes the call premium of 5.188% or approximately $11.6 million pre-tax and fees and other expenses of approximately $4.5 million, including the write-off of unamortized deferred debt issue costs relating to the $225.0 million 10 3/8% Senior Subordinated Notes due 2007. The extraordinary charge would have reduced basic earnings per common share by $0.11 and diluted earnings per common share by $0.09 for the year ended December 31, 2001.

                       RISKS RELATED TO OUR COMMON STOCK

     Investing in our common stock involves risks. You should carefully consider the following risk factors relating to our common stock and the risk factors beginning on page 5 of the accompanying prospectus relating to our business, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any other documents to which we refer you in this prospectus supplement or the accompanying prospectus, in deciding whether to invest in our common stock.

FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD LOWER THE STOCK
PRICE.


     We may, in the future, sell additional shares of our common stock in subsequent public offerings. We may also issue additional shares of our common stock to finance future acquisitions, including acquisitions larger than those we have done in the past through the use of equity. Additionally, a substantial number of shares of our common stock is available for future sale pursuant to stock options that we granted to our employees to purchase shares of our common stock, registration rights agreements and upon conversion of our convertible notes due 2009 and of our CODES due 2011. We cannot predict the size of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options, acquisition financing or the conversion of our outstanding convertible notes and CODES), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.


DELAWARE LAW AND THE CHARTER DOCUMENTS OF L-3 COMMUNICATIONS HOLDINGS MAY IMPEDE OR DISCOURAGE A TAKEOVER, WHICH COULD CAUSE THE MARKET PRICE OF ITS SHARES TO DECLINE.

     We are a Delaware corporation and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. In addition, our board of directors has the power, without stockholders' approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock, which could be used defensively if a takeover is threatened. Our certificate of incorporation and by-laws provide for a classified board of directors serving staggered three-year terms, restrictions on who may call a special meeting of stockholders and a prohibition on stockholder action by written consent. All options issued under our stock option plans automatically vest upon a change in control of L-3 Communications Holdings. Our incorporation under Delaware law, the ability of our board of directors to create and issue a new series of preferred stock, the acceleration of the vesting of the outstanding stock options that we have granted upon a change in control of L-3 Communications Holdings, and certain provisions of our certificate of incorporation and by-laws could impede a merger, takeover or other business combination involving L-3 Communications Holdings or discourage a potential acquiror from making a tender offer for the common stock of L-3 Communications Holdings, which, under certain circumstances, could reduce the market value of our common stock.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY.

     A number of factors could cause the market price of our common stock to fluctuate significantly, including:


     o our quarterly results of operations and cash flows or those of other aerospace and defense companies;

     o the public's reaction to our press releases, announcements and our filings with the SEC;

     o changes in estimates of our earnings or recommendations by research analysts;

     o    changes in the U.S. defense budgets;


     o changes in general conditions in the U.S. economy, financial markets or defense industry;

     o    natural disasters; and

     o    other developments affecting us or our competitors.

     In recent years, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. See "Price Range of Common Stock."

OUR MANAGEMENT HAS DISCRETION OVER THE USE OF PROCEEDS FROM THIS OFFERING.

     As described in "Use of Proceeds," we intend to use some or all of the net proceeds of this offering to repay indebtedness under our existing 364-day and five-year revolving credit facilities and for general corporate purposes, including potential acquisitions. We regularly evaluate potential acquisitions and joint venture transactions, but, except as disclosed herein or in the documents incorporated or deemed incorporated by reference in this prospectus supplement, we have not entered into any agreements with respect to any material transactions at this time. Upon repayment of the debt outstanding under the senior credit facilities, our borrowing capacity will be restored and we will have wide discretion over the use of any funds subsequently borrowed under the senior credit facilities.


                           FORWARD-LOOKING STATEMENTS

     Our disclosure and analysis in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, the likelihood of our success in developing and expanding our business and the realization of sales from backlog include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flows, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

     Our forward-looking statements will also be influenced by factors such as:

     o our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. Government defense budget;

     o our reliance on contracts with a limited number of agencies of, or contractors to, the U.S. Government and the possibility of termination of government contracts by unilateral government action or for failure to perform;

     o    our ability to obtain future government contracts on a timely basis;

     o the availability of government funding and changes in customer requirements for our products and services;

     o our significant amount of debt and the restrictions contained in our debt agreements;

     o    collective bargaining agreements and labor disputes;

     o economic conditions, competitive environment, international business and political conditions, timing of international awards and contracts;

     o our extensive use of fixed price contracts as compared to cost plus contracts;

     o our ability to identify future acquisition candidates or to integrate acquired operations;

     o the rapid change of technology and high level of competition in the communications equipment industry;

     o our introduction of new products into commercial markets or our investments in commercial products or companies;

     o pension, environmental or legal matters or proceedings and various other market, competition and industry factors, many of which are beyond our control; and

     o the fair values of assets including goodwill and other intangibles of our businesses which can be impaired or reduced by the other factors discussed above.

     You are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

     As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this prospectus supplement to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

     We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-K, Form 10-Q and Form 8-K reports to the Securities and Exchange Commission. Also note that we provide a cautionary discussion of risks and uncertainties under the caption "Risks Related to Our Common Stock" in this prospectus supplement and "Risk Factors" in the accompanying prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                                USE OF PROCEEDS

     We estimate that we will receive net proceeds of approximately $807.3 million from this offering (based on the last reported sales price of our common stock on June 6, 2002 of $59.52), after deducting the discounts, commissions and estimated expenses payable by us. This amount will be approximately $928.5 million if the underwriters fully exercise the over-allotment options we have granted them to purchase up to an additional 2,100,000 newly issued shares of our common stock. Concurrent with this offering, L-3 Communications Corporation intends to consummate a private placement of senior subordinated notes from which it expects to receive net proceeds of approximately $733.1 million, after deducting related discounts, commissions and estimated expenses.

     Assuming the successful completion of the concurrent private placement of senior subordinated notes by L-3 Communications Corporation, the net proceeds from this offering and the concurrent private placement will be used to (1) repay $500.0 million of indebtedness outstanding under our senior subordinated interim loan agreement, (2) repay indebtedness outstanding under our senior credit facilities which amounted to $351.0 million as of May 31, 2002, (3) repurchase and/or redeem all of the 10 3/8% Senior Subordinated Notes due 2007 for approximately $237.4 million and (4) increase our cash and cash equivalents, which will be used for general corporate purposes, including potential acquisitions.

     Assuming L-3 Communications Corporation does not complete its concurrent private placement of senior subordinated notes, we intend to use the net proceeds from this offering to repay $500.0 million of indebtedness outstanding under our senior subordinated interim loan agreement, repay $151.0 million of indebtedness outstanding under our 364-day revolving credit facility and repay $156.3 million of indebtedness outstanding under our five-year revolving credit facility, all of which was incurred in connection with our acquisition of AIS. The weighted average interest rate as of May 31, 2002 under each of our revolving credit facilities was 4.84%. The 364-day revolving credit facility matures on February 25, 2003 and the five-year revolving credit facility matures on May 15, 2006. Amounts paid under each of our revolving credit facilities will be available (subject to compliance with covenants) to be reborrowed by us from time to time for, among other purposes, general corporate purposes, including potential acquisitions. As of May 31, 2002, our senior subordinated interim loan, which matures on May 15, 2009, had a weighted average interest rate of 5.14%.


                                DIVIDEND POLICY

     Since its inception, L-3 Communications Holdings has never paid a cash dividend on its common stock. L-3 Communications Holdings currently intends to retain its earnings to finance future growth and, therefore, does not anticipate paying any cash dividends on its common stock in the foreseeable future. Any determination as to the payment of dividends will depend upon the future results of operations, capital requirements and financial condition of L-3 Communications Holdings and its subsidiaries and such other facts as the board of directors of L-3 Communications Holdings may consider, including any contractual or statutory restrictions on L-3 Communications Holdings' ability to pay dividends. Moreover, L-3 Communications Holdings is a holding company and its ability to pay dividends is dependent upon receipt of dividends, distributions, advances, loans or other cash transfers from L-3 Communications Corporation. Certain outstanding debt instruments of L-3 Communications Corporation limit its ability to pay dividends or other distributions on its common stock or to make advances, loans or other cash transfers to L-3 Communications Holdings.

                          PRICE RANGE OF COMMON STOCK


     The common stock of L-3 Communications Holdings trades on the New York Stock Exchange under the symbol "LLL." The last reported sale price for our common stock on June 6, 2002 was $59.52 per share, as reported on the NYSE. The table below sets forth closing information on the high and low closing prices for our common stock during the periods indicated, as adjusted for the two-for-one stock split.

                                                         PRICE RANGE
                                                       OF COMMON STOCK
                                                  -------------------------
                                                      HIGH          LOW
                                                  -----------   -----------
FISCAL YEAR ENDED DECEMBER 31, 2000:
Quarter Ended:
 March 31, 2000 ...............................    $  25.97      $  17.85
 June 30, 2000 ................................       29.32         22.63
 September 30, 2000 ...........................       31.88         26.28
 December 31, 2000 ............................       38.78         28.60
FISCAL YEAR ENDED DECEMBER 31, 2001:
Quarter Ended:
 March 31, 2001 ...............................    $  45.00      $  32.50
 June 30, 2001 ................................       44.45         38.04
 September 30, 2001 ...........................       43.73         31.24
 December 31, 2001 ............................       48.24         39.70
FISCAL YEAR ENDED DECEMBER 31, 2002:
Quarter Ended:
 March 31, 2002 ...............................    $  58.23      $  44.09
 June 30, 2002 (through June 6, 2002) .........       65.99         55.75

                                 CAPITALIZATION

     The following table sets forth our capitalization: (1) on an actual basis as of March 31, 2002, (2) as adjusted for this offering and the application of the net proceeds therefrom, and (3) as adjusted for this offering, the concurrent private placement of senior subordinated notes by L-3 Communications Corporation and the application of the net proceeds therefrom.

                                                                               AS OF MARCH 31, 2002
                                                                ---------------------------------------------------
                                                                                                     AS ADJUSTED
                                                                                                  FOR THIS OFFERING
                                                                                                       AND L-3
                                                                                                   COMMUNICATIONS
                                                                                                    CORPORATION'S
                                                                                 AS ADJUSTED       CONCURRENT DEBT
                                                                   ACTUAL     FOR THIS OFFERING      ISSUANCE(1)
                                                                ------------ ------------------- ------------------
                                                                                   (IN MILLIONS)
Cash and cash equivalents .....................................  $    46.0        $    46.0         $    499.0
                                                                 =========        =========         ==========
Long-term debt:
 Senior credit facilities(2) ..................................  $   350.0        $    42.7         $       --
 Senior Subordinated Interim Loan .............................      500.0               --                 --
 10 3/8% Senior Subordinated Notes due 2007 ...................      225.0            225.0                 --
 8 1/2% Senior Subordinated Notes due 2008 ....................      180.0            180.0              180.0
 8% Senior Subordinated Notes due 2008 ........................      200.0            200.0              200.0
   % Senior Subordinated Notes due     ........................         --               --              750.0
 5 1/4% Convertible Senior Subordinated Notes due 2009 ........      300.0            300.0              300.0
 4% Senior Subordinated Convertible Contingent Debt
   Securities due 2011 ........................................      420.0            420.0              420.0
                                                                 ---------        ---------         ----------
   Total debt .................................................  $ 2,175.0        $ 1,367.7         $  1,850.0
Minority interest .............................................  $    70.6        $    70.6         $     70.6
Shareholders' equity:
 Common stock .................................................  $   964.4        $ 1,771.7         $  1,771.7
 Retained earnings ............................................      331.0            331.0              321.3 (3)
 Unearned compensation ........................................       (5.1)            (5.1)              (5.1)
 Accumulated other comprehensive loss .........................      (23.8)           (23.8)             (23.8)
                                                                 ---------        ---------         ----------
   Total shareholders' equity .................................  $ 1,266.5        $ 2,073.8         $  2,064.1
                                                                 ---------        ---------         ----------
   Total capitalization .......................................  $ 3,512.1        $ 3,512.1         $  3,984.7
                                                                 =========        =========         ==========

----------
(1) Concurrently with this offering, L-3 Communications Corporation, our wholly owned subsidiary, intends to issue $750.0 million in principal amount of senior subordinated notes in a private placement. Assuming the successful completion of that offering, the net proceeds from this offering and the concurrent private placement will be used to (1) repay $500.0 million of indebtedness outstanding under our senior subordinated interim loan agreement, (2) repay $350.0 million of indebtedness outstanding under our senior credit facilities, (3) repurchase and/or redeem all of the 10 3/8% Senior Subordinated Notes due 2007 for approximately $237.4 million and (4) increase our cash and cash equivalents, which will be used for general corporate purposes, including potential acquisitions. See "Use of Proceeds." This offering is not conditioned upon the consummation of the issuance by L-3 Communications Corporation of the senior subordinated notes.

(2) At May 31, 2002, our availability under the senior credit facilities at any given time was $750.0 million (subject to compliance with covenants), less the amount of outstanding borrowings and outstanding letters of credit, which amounted to $351.0 million for outstanding borrowings and $169.8 million for outstanding letters of credit at May 31, 2002.

(3) In connection with the repurchase and/or redemption of L-3 Communications Corporation's 10 3/8% Senior Subordinated Notes due 2007, we estimate that we will incur a pre-tax loss on the extinguishment of that debt of approximately $16.1 million, or $9.7 million after-tax.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


     The following unaudited pro forma condensed consolidated statements of operations ("pro forma statement of operations") data gives effect to the following transactions as if they had occurred on January 1, 2001: (1) our acquisition of AIS, which was completed on March 8, 2002, and the acquisitions of KDI Precision Products, Inc., EER Systems, Inc., Spar Aerospace Limited, Emergent Government Services Group, Bulova Technologies, and SY Technology, Inc., which we completed during the year ended December 31, 2001, and their related financings (collectively, the "Acquisitions") and (2) this offering and the application of the net proceeds of this offering (assuming that the concurrent private placement of senior subordinated notes by L-3 Communications Corporation is not consummated) to repay $500.0 million of indebtedness outstanding under our senior subordinated interim loan agreement and $307.3 million of borrowings outstanding under our senior credit facilities, all of which incurred in connection with our acquisition of AIS. All of the Acquisitions described above are included in our consolidated balance sheet as of March 31, 2002, and, therefore, an unaudited pro forma condensed consolidated balance sheet is not provided.

     The pro forma adjustments related to our Acquisitions are based on preliminary purchase prices and purchase price allocations. Actual adjustments will be based on final purchase prices, audited historical net assets for the Acquisitions, and final appraisals and other analyses of fair values of contracts in process, inventories, estimated costs in excess of billings to complete contracts in process, identifiable intangibles, pension and postretirement benefit obligations and deferred tax assets and liabilities, which will be completed after we obtain and review all of the data required for the acquired assets and liabilities and complete our valuations of them. Differences between the preliminary and final purchase price allocations could have a material impact on our results of operations and financial position. The unaudited pro forma condensed consolidated statement of operations does not reflect any cost savings that we believe would have resulted had the Acquisitions occurred on January 1, 2001.

     The supplemental pro forma data is provided as additional information and gives effect as of January 1, 2001 to this offering and the concurrent private placement of $750.0 million of senior subordinated notes by L-3 Communications Corporation and the application of the net proceeds from this offering and the concurrent private placement to (1) repay $500.0 million of indebtedness outstanding under our senior subordinated interim loan agreement, (2) repay $345.6 million of indebtedness outstanding under our senior credit facilities,
(3) repurchase and/or redeem all of the 10 3/8% Senior Subordinated Notes due 2007 for approximately $237.4 million and (4) increase our cash and cash equivalents, which will be used for general corporate purposes, including potential acquisitions.

     The pro forma supplemental data adjustments for the three months ended March 31, 2002 and 2001 and for the year ended December 31, 2001, do not include an extraordinary pre-tax charge of $16.1 million ($9.7 million after-tax) related to the repurchase and/or redemption of L-3 Communications Corporation's $225.0 million 10 3/8% Senior Subordinated Notes due 2007. The extraordinary charge includes the call premium of 5.188% or approximately $11.6 million and fees and other expenses of approximately $4.5 million, including the write-off of unamortized deferred debt issue costs relating to the $225.0 million 10 3/8% Senior Subordinated Notes due 2007. The extraordinary charge would have reduced basic earnings per common share by $0.11 and diluted earnings per common share by $0.10 for the three months ended March 31, 2001 and would have reduced basic earnings per common share by $0.11 and diluted earnings per common share by $0.09 for the year ended December 31, 2001.

     The unaudited pro forma condensed consolidated financial information should be read in conjunction with (1) our unaudited condensed consolidated financial statements for the three months ended March 31, 2002 and 2001, and our audited consolidated financial statements for the year ended December 31, 2001 incorporated by reference herein; and (2) the audited combined financial statements of AIS for the year ended December 31, 2001 included in our Current Report on Form 8-K dated March 22, 2002, which is incorporated by reference herein. The other historical statement of operations data for the Acquisitions are based on unaudited financial statement data not included or incorporated by reference herein. The unaudited pro forma condensed consolidated financial information may not be indicative of the results of operations that actually would have occurred had the Acquisitions, this offering and the concurrent private placement of senior subordinated notes by L-3 Communications Corporation been completed on January 1, 2001 or the results of our operations that may be obtained in the future.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2002
                     (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                   PRO FORMA
                                     L-3                          ADJUSTMENTS     PRO FORMA
                                      AS         ACQUISITION        FOR OUR        FOR OUR
                                   REPORTED   HISTORICAL(1)(2)   ACQUISITIONS   ACQUISITIONS
                                 ----------- ------------------ -------------- --------------
Sales ..........................  $ 696.8         $  213.4        $     --        $ 910.2
Costs and expenses .............    625.5            209.1              --          834.6
                                  -------         --------        --------        -------
  Operating income .............     71.3              4.3              --           75.6
Interest and other income
 (expense) .....................      1.0               --            (1.2)(3)       (0.2)
Interest expense ...............     26.1               --             7.3 (4)       33.4
Minority interest ..............      0.9               --              --            0.9
                                  -------         --------        --------        --------
  Income (loss) before
   income taxes ................     45.3              4.3            (8.5)          41.1
Provision (benefit) for income
 taxes(7) ......................     16.0              2.4            (3.4)          15.0
                                  -------         --------        --------        --------
  Income (loss) from
   continuing operations .......  $  29.3         $    1.9        $   (5.1)       $  26.1
                                  =======         ========        ========        ========
Earnings per share:(8)
  Basic ........................  $  0.37                                         $  0.33
                                  ========                                        ========
  Diluted ......................  $  0.36                                         $  0.32
                                  ========                                        ========
Weighted average common
 shares outstanding:(8)
  Basic ........................    78.9                                            78.9
                                  ========                                        ========
  Diluted ......................    82.4                                            82.4
                                  ========                                        ========

                                                                          SUPPLEMENTAL DATA
                                                                 ------------------------------------
                                                                                       PRO FORMA
                                                                                        FOR OUR
                                                                    ADDITIONAL        ACQUISITIONS
                                                                    ADJUSTMENTS         AND THIS
                                                                      FOR L-3         OFFERING AND
                                                     PRO FORMA    COMMUNICATIONS   L-3 COMMUNICATIONS
                                                      FOR OUR      CORPORATION'S     CORPORATION'S
                                    ADJUSTMENTS    ACQUISITIONS     CONCURRENT         CONCURRENT
                                     FOR THIS        AND THIS          DEBT               DEBT
                                     OFFERING        OFFERING        ISSUANCE           ISSUANCE
                                 ---------------- -------------- ---------------- -------------------
Sales ..........................    $      --        $ 910.2              --           $ 910.2
Costs and expenses .............           --          834.6              --             834.6
                                    ---------        -------              --           -------
  Operating income .............           --           75.6              --              75.6
Interest and other income
 (expense) .....................           --           (0.2)            --               (0.2)
Interest expense ...............        (10.4)(5)       23.0             8.4 (6)          31.4
Minority interest ..............           --            0.9              --               0.9
                                    ---------        --------           ----           --------
  Income (loss) before
   income taxes ................         10.4           51.5            (8.4)             43.1
Provision (benefit) for income
 taxes(7) ......................          4.2           19.2            (3.4)             15.8
                                    ---------        --------           ----           --------
  Income (loss) from
   continuing operations .......    $     6.2        $  32.3         $  (5.0)          $  27.3
                                    =========        ========        =======           ========
Earnings per share:(8)
  Basic ........................                     $   0.35                          $  0.29
                                                     ========                          ========
  Diluted ......................                     $   0.34                          $  0.28
                                                     ========                          ========
Weighted average common
 shares outstanding:(8)
  Basic ........................         14.0           92.9                             92.9
                                    =========        ========                          ========
  Diluted ......................         14.0           96.4                             96.4
                                    =========        ========                          ========


  See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                     (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                      PRO FORMA
                                       L-3                           ADJUSTMENTS       PRO FORMA
                                        AS        ACQUISITIONS         FOR OUR          FOR OUR
                                     REPORTED   HISTORICAL(1)(9)     ACQUISITIONS    ACQUISITIONS
                                   ----------- ------------------ ----------------- --------------
Sales ............................  $ 461.9         $  327.9        $       --         $ 789.8
Costs and expenses ...............    415.0            312.6              (7.1)(10)      720.5
                                    -------         --------        ----------         -------
  Operating income ...............     46.9             15.3               7.1            69.3
Interest and other income
 (expense) .......................      0.5             (0.2)             (1.0)(3)        (0.7)
Interest expense .................     24.4              0.3              22.4 (4)        47.1
Minority interest ................        --              --                --              --
                                    --------        --------        ----------         --------
  Income (loss) before
   income taxes ..................     23.0             14.8             (16.3)           21.5
Provision (benefit) for income
 taxes(7) ........................      8.8              6.4              (5.9)            9.3
                                    --------        --------        ----------         --------
  Income (loss) from
   continuing operations .........     14.2              8.4             (10.4)           12.2
Goodwill amortization
 expense, net of tax .............      7.3               --                --             7.3
                                    --------        --------        ----------         --------
  Income (loss) from
   continuing operations,
   as adjusted ...................  $  21.5         $    8.4        $    (10.4)        $  19.5
                                    ========        ========        ==========         ========
Earnings per share:(8)
  Basic ..........................  $  0.21                                            $  0.16
                                    ========                                           ========
  Basic, as adjusted .............  $  0.32                                            $  0.25
                                    ========                                           ========
  Diluted ........................  $  0.20                                            $  0.15
                                    ========                                           ========
  Diluted, as adjusted ...........  $  0.30                                            $  0.24
                                    ========                                           ========
Weighted average common
 shares outstanding:(8)
  Basic ..........................     68.2                                9.1 (12)       77.3
                                    ========                        ==========         ========
  Diluted ........................     71.5                                9.1 (12)       80.6
                                    ========                        ==========         ========

                                                                            SUPPLEMENTAL DATA
                                                                   ------------------------------------
                                                                                         PRO FORMA
                                                                                          FOR OUR
                                                                      ADDITIONAL        ACQUISITIONS
                                                                      ADJUSTMENTS         AND THIS
                                                                        FOR L-3         OFFERING AND
                                                       PRO FORMA    COMMUNICATIONS   L-3 COMMUNICATIONS
                                                        FOR OUR      CORPORATION'S     CORPORATION'S
                                      ADJUSTMENTS    ACQUISITIONS     CONCURRENT         CONCURRENT
                                       FOR THIS        AND THIS          DEBT               DEBT
                                       OFFERING        OFFERING        ISSUANCE           ISSUANCE
                                   ---------------- -------------- ---------------- -------------------
Sales ............................    $      --        $ 789.8       $      --          $  789.8
Costs and expenses ...............           --          720.5              --             720.5
                                      ---------        -------       ---------          --------
  Operating income ...............           --           69.3              --              69.3
Interest and other income
 (expense) .......................           --           (0.7)             --              (0.7)
Interest expense .................        (17.4)(5)       29.7             8.2 (6)          37.9
Minority interest ................           --              --             --                --
                                      ---------        --------      ---------          ---------
  Income (loss) before
   income taxes ..................         17.4           38.9            (8.2)             30.7
Provision (benefit) for income
 taxes(7) ........................          7.0           16.3            (3.3)             13.0
                                      ---------        --------      ---------          ---------
  Income (loss) from
   continuing operations .........         10.4           22.6            (4.9)(11)         17.7(11)
Goodwill amortization
 expense, net of tax .............           --            7.3              --               7.3
                                      ---------        --------      ---------          ---------
  Income (loss) from
   continuing operations,
   as adjusted ...................    $    10.4        $  29.9       $    (4.9)        $    25.0
                                      =========        ========      =========         ==========
Earnings per share:(8)
  Basic ..........................                     $  0.25                         $    0.19(11)
                                                       ========                        =============
  Basic, as adjusted .............                     $  0.33                         $    0.27
                                                       ========                        =============
  Diluted ........................                     $  0.24                         $    0.19(11)
                                                       ========                        =============
  Diluted, as adjusted ...........                     $  0.32                         $    0.26
                                                       ========                        =============
Weighted average common
 shares outstanding:(8)
  Basic ..........................         14.0           91.3                              91.3
                                      =========        ========                        =============
  Diluted ........................         14.0           94.6                              94.6
                                      =========        ========                        =============


  See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 2001
                     (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                          PRO FORMA
                                        L-3                              ADJUSTMENTS       PRO FORMA
                                         AS          ACQUISITIONS          FOR OUR          FOR OUR
                                      REPORTED    HISTORICAL(1)(13)     ACQUISITIONS     ACQUISITIONS
                                   ------------- ------------------- ------------------ --------------
Sales ............................  $ 2,347.4        $  1,209.9         $       --        $ 3,557.3
Costs and expenses ...............    2,072.1           1,146.9              (28.9)(10)     3,190.1
                                    ---------        ----------         ----------        ---------
  Operating income ...............      275.3              63.0               28.9            367.2
Interest and other income
 (expense) .......................        1.8             (11.2)              (3.8)(3)        (13.2)
Interest expense .................       86.3               0.5               75.4 (4)        162.2
Minority interest ................        4.5                --                 --              4.5
                                    ---------        ----------         ----------        ----------
  Income (loss) before
   income taxes ..................      186.3              51.3              (50.3)           187.3
Provision (benefit) for income
 taxes(7) ........................       70.8              25.7              (19.0)            77.5
                                    ---------        ----------         ----------        ----------
  Income (loss) from
   continuing operations .........      115.5              25.6              (31.3)           109.8
Goodwill amortization
 expense, net of tax .............       33.9                --                 --             33.9
                                    ---------        ----------         ----------        ----------
  Income (loss) from
   continuing operations,
   as adjusted ...................  $   149.4        $     25.6         $    (31.3)       $   143.7
                                    =========        ==========         ==========        ==========
Earnings per share:(8)
  Basic ..........................  $    1.54                                             $    1.41
                                    ==========                                            ==========
  Basic, as adjusted .............  $    1.99                                             $    1.84
                                    ==========                                            ==========
  Diluted ........................  $    1.47                                             $    1.36
                                    ==========                                            ==========
  Diluted, as adjusted ...........  $    1.87                                             $    1.74
                                    ==========                                            ==========
Weighted average common
 shares outstanding:(8)
  Basic ..........................       74.9                                  3.1 (12)        78.0
                                    ==========                          ==========        ==========
  Diluted ........................       85.4                                  3.1 (12)        88.5
                                    ==========                          ==========        ==========

                                                                              SUPPLEMENTAL DATA
                                                                   ----------------------------------------
                                                                                            PRO FORMA
                                                                                             FOR OUR
                                                                       ADDITIONAL          ACQUISITIONS
                                                                       ADJUSTMENTS           AND THIS
                                                                         FOR L-3           OFFERING AND
                                                       PRO FORMA     COMMUNICATIONS     L-3 COMMUNICATIONS
                                                        FOR OUR       CORPORATION'S       CORPORATION'S
                                      ADJUSTMENTS    ACQUISITIONS      CONCURRENT           CONCURRENT
                                       FOR THIS        AND THIS           DEBT                 DEBT
                                       OFFERING        OFFERING         ISSUANCE             ISSUANCE
                                   ---------------- -------------- ------------------ ---------------------
Sales ............................    $      --       $ 3,557.3       $       --          $  3,557.3
Costs and expenses ...............           --         3,190.1               --             3,190.1
                                      ---------       ---------       ----------          ----------
  Operating income ...............           --           367.2               --               367.2
Interest and other income
 (expense) .......................           --           (13.2)              --               (13.2)
Interest expense .................        (58.2)(5)       104.0             33.3 (6)           137.3
Minority interest ................           --             4.5               --                 4.5
                                      ---------       ----------      ----------          -----------
  Income (loss) before
   income taxes ..................         58.2           245.5            (33.3)              212.2
Provision (benefit) for income
 taxes(7) ........................         23.3           100.8            (13.3)               87.5
                                      ---------       ----------      ----------          -----------
  Income (loss) from
   continuing operations .........         34.9           144.7            (20.0)(11)          124.7(11)
Goodwill amortization
 expense, net of tax .............           --            33.9               --                33.9
                                      ---------       ----------      ----------          -----------
  Income (loss) from
   continuing operations,
   as adjusted ...................    $    34.9       $   178.6       $    (20.0)        $     158.6
                                      =========       ==========      ==========         ============
Earnings per share:(8)
  Basic ..........................                    $    1.57                          $      1.36(11)
                                                      ==========                         ===============
  Basic, as adjusted .............                    $    1.94                          $      1.72
                                                      ==========                         ===============
  Diluted ........................                    $    1.51                          $      1.32(11)
                                                      ==========                         ===============
  Diluted, as adjusted ...........                    $    1.84                          $      1.65
                                                      ==========                         ===============
Weighted average common
 shares outstanding:(8)
  Basic ..........................         14.0            92.0                                 92.0
                                      =========       ==========                         ===============
  Diluted ........................         14.0           102.5                                102.5
                                      =========       ==========                         ===============


  See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


1. On March 8, 2002, we acquired AIS for $1,152.7 million in cash which includes $1,130.0 million for the original contract purchase price, $4.0 million for estimated acquisition costs and an increase to the contract purchase price of $18.7 million related to additional assets contributed by Raytheon to AIS. The purchase price is subject to adjustment based on the AIS closing date net tangible book value, as defined. The AIS acquisition was financed using cash on hand as well as available borrowings under our senior credit facilities and a $500.0 million senior subordinated interim loan. During the year ended December 31, 2001, we also made the following acquisitions:

     o in May 2001, all the outstanding common stock of KDI Precision Products, Inc. ("KDI") for $79.4 million in cash including acquisition costs.


     o in May 2001, all the outstanding common stock of EER Systems, Inc. ("EER") for $119.5 million in cash including acquisition costs, and subject to an additional purchase price not to exceed $5.0 million which is contingent upon the financial performance of EER for the year ending December 31, 2002.


     o in November and December 2001, 70.3% of the outstanding common stock of Spar Aerospace Limited ("Spar") for $105.1 million in cash including acquisition costs. We acquired and paid for the remaining outstanding common stock of Spar in January 2002 for $43.6 million.

     o in November 2001, all the outstanding common stock of Emergent Government Services Group ("EMG") for $39.8 million, subject to adjustment based on closing date net working capital. Following the acquisition, we changed Emergent Government Services Group's name to L-3 Communications Analytics.

     o in December 2001, the net assets of Bulova Technologies for $49.5 million, subject to adjustment based on closing date net assets. Following the acquisition, we changed Bulova Technologies name to BT Fuze Products ("BT Fuze").


     o in December 2001, the net assets of SY Technology Inc. ("SY") for $49.8 million, subject to adjustment based on closing date net assets, and additional purchase price not to exceed $3.0 million, which is contingent upon the financial performance of SY for the years ending December 31, 2002 and 2003.

     The aggregate purchase price of these acquisitions, including acquisition costs, is $1,639.4 million.


2. The pro forma statement of operations for the three months ended March 31, 2002 includes the unaudited historical financial data for AIS for the two months ended February 28, 2002. All of the other acquisitions are included in our results of operations for the entire three months ended March 31, 2002.

3. Our historical interest income has been eliminated because the cash and cash equivalents which earned the interest income were obtained from the net proceeds from our sale of $420.0 million of 4% Senior Subordinated Convertible Contingent Debt Securities due September 15, 2011 ("CODES") in October and November of 2001 and from our public offering of 9,150,000 shares of common stock (the "May 2001 Common Stock Offering") that were assumed entirely to be used to finance the Acquisitions. Such eliminations amounted to $1.2 million for the three months ended March 31, 2002, $1.0 million for the three months ended March 31, 2001 and $3.8 million for the year ended December 31, 2001.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


4. The aggregate purchase prices, including acquisition costs, for the Acquisitions of $1,639.4 million were assumed to be financed at January 1, 2001 using (1) borrowings under our senior credit facilities of $345.6 million, (2) borrowings of $500.0 million under the senior subordinated interim loan, (3) cash on hand of $32.7 million, (4) the net proceeds from our sale of $420.0 million of CODES in October and November of 2001 which amounted to $407.5 million, and (5) the net proceeds from the May 2001 Common Stock Offering which amounted to $353.6 million. The borrowings under the senior credit facilities and the senior subordinated interim loan that we made to finance the AIS acquisition were included in our historical results of operations effective March 1, 2002.

     The adjustments to our historical interest expense for the three months ended March 31, 2002 and 2001 and the year ended December 31, 2001 to give effect to the financing of the Acquisitions are presented below.

                                                           THREE MONTHS ENDED
                                                                MARCH 31,        YEAR ENDED
                                                           -------------------  DECEMBER 31,
                                                              2002      2001        2001
                                                           --------- --------- -------------
                                                                     (IN MILLIONS)
    Interest on borrowings under the senior credit
      facilities (on $345.6 million) for the periods prior
      to March 1, 2002(a) ................................  $  2.8    $  6.5      $  22.7
    Interest on the senior subordinated interim loan
      (on $500.0 million) for the periods prior to
      March 1, 2002(a) ...................................     4.5      11.6         38.0
    Interest on the CODES offering for the periods
      prior to October 31, 2001 (4% on $420.0 million
      for 10 months). ....................................      --       4.2         14.0
    Amortization of deferred debt issue costs incurred
      on the CODES for periods prior to October 31,
      2001 ...............................................      --       0.4          1.2
    Eliminate historical interest expense for the KDI
      and SY Technology acquisitions .....................      --      (0.3)        (0.5)
                                                            ------    ------      -------
       Total pro forma adjustments to interest
         expense .........................................  $  7.3    $ 22.4      $  75.4
                                                            ======    ======      =======

--------------
     (a) The adjustments to pro forma interest for the pro forma adjustments for borrowings under the senior credit facilities and senior subordinated interim loan are based on the average prevailing interest rates that L-3 would have paid on those borrowings for the periods presented had such borrowings been outstanding at the beginning of each of the periods presented. The average prevailing interest rates on the senior credit facilities would have been 4.85% for the three months ended March 31, 2002, 7.55% for the three months ended March 31, 2001 and 6.57% for the year ended December 31, 2001. The average prevailing interest rates on the senior subordinated interim loan would have been 5.38% for the three months ended March 31, 2002, 9.30% for the three months ended March 31, 2001, and 7.59% for the year ended December 31, 2001.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


5. Assuming this offering was completed on January 1, 2001, the net proceeds from this offering would have been $807.3 million, based on the last reported sales price of our common stock on June 6, 2002 of $59.52 and after deductions for underwriting commissions and discounts and other offering expenses of $26.0 million. Such net proceeds would have been applied to repay all of the borrowings under the senior subordinated interim loan of $500.0 million and $307.3 million of the borrowings under the senior credit facilities. Total interest expense after the pro forma adjustments for our acquisitions but prior to this offering amounted to $33.4 million for the three months ended March 31, 2002, $47.1 million for the three months ended March 31, 2001, and $162.2 million for the year ended December 31, 2001. As a result of this offering, total pro forma interest expense would have decreased by $10.4 million for the three months ended March 31, 2002, $17.4 million for the three months ended March 31, 2001 and $58.2 million for the year ended December 31, 2001. The details of the reductions to interest expense are described in the table below.

                                                    THREE MONTHS ENDED MARCH
                                                               31,
                                                   ---------------------------       YEAR ENDED
                                                      2002           2001         DECEMBER 31, 2001
                                                   ----------   --------------   ------------------
                                                                 (IN MILLIONS)
    Eliminate interest on the senior
      subordinated interim loan(a) .............    $  (6.7)       $ (11.6)           $ (38.0)
    Eliminate interest on the $307.3 million
      of the borrowings under the senior
      credit facilities(a) .....................       (3.7)          (5.8)             (20.2)
                                                    -------        -------            -------
      Total pro forma interest expense .........    $ (10.4)       $ (17.4)           $ (58.2)
                                                    =======        =======            =======

---------------
     (a) The adjustments to pro forma interest expense for the pro forma adjustments for borrowings under the senior credit facilities and senior subordinated interim loan are based on the average prevailing interest rates that L-3 would have paid on those borrowings for the periods presented had such borrowings been outstanding at the beginning of each of the periods presented. The average prevailing interest rates on the senior credit facilities would have been 4.85% for the three months ended March 31, 2002, 7.55% for the three months ended March 31, 2001 and 6.57% for the year ended December 31, 2001. The average prevailing interest rates on the senior subordinated interim loan would have been 5.38% for the three months ended March 31, 2002, 9.30% for the three months ended March 31, 2001, and 7.59% for the year ended December 31, 2001.

6. Assuming the concurrent private placement of $750.0 million of 7.75% senior subordinated notes by L-3 Communications Corporation was simultaneously completed with this offering on January 1, 2001, an additional $38.3 million of borrowings outstanding under the senior credit facilities would have been repaid, all of the 10 3/8% Senior Subordinated Notes due 2007 would have been redeemed and/or repurchased for approximately $237.4 million and $457.4 million would have been invested in cash and cash equivalents. Total interest expense after the pro forma adjustments for our acquisitions and this offering, but prior to the concurrent private placement of the senior subordinated notes amounted to $23.0 million for the three months ended March 31, 2002, $29.7 million for the three months ended March 31, 2001, and $104.0 million for the year ended December 31, 2001. As a result of the private placement of the senior subordinated notes by L-3 Communications Corporation, total pro forma interest expense would have increased by $8.4 million for the three months ended March 31, 2002, $8.2 million for the three months ended March 31, 2001 and $33.3 million for the year ended December 31, 2001. The details of the increases to interest expense are described in the table below.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                                                     THREE MONTHS ENDED MARCH
                                                                31,
                                                    ---------------------------       YEAR ENDED
                                                       2002           2001         DECEMBER 31, 2001
                                                    ----------   --------------   ------------------
                                                                  (IN MILLIONS)
    Estimated interest on the concurrent
      private placement of senior
      subordinated notes (7.75% on
      $750.0 million)............................    $  14.5        $  14.5            $  58.1
    Amortization of deferred debt issue costs
      incurred on the concurrent private
      placement of senior subordinated
      notes .....................................        0.4            0.4                1.8
    Eliminate interest on the $38.3 million of
      the borrowings under the senior credit
      facilities(a) .............................       (0.5)          (0.7)              (2.5)
    Eliminate interest on $225.0 million
      10 3/8% Senior Subordinated Notes due
      2007 ......................................       (5.8)          (5.8)             (23.3)
    Eliminate amortization of deferred debt
      issue costs incurred on $225.0 million
      10 3/8% Senior Subordinated Notes due
      2007 ......................................       (0.2)          (0.2)              (0.8)
                                                     -------        -------            -------
       Total pro forma interest expense .........    $   8.4        $   8.2            $  33.3
                                                     =======        =======            =======

----------------
     (a) The adjustments to pro forma interest expense for the pro forma adjustments for borrowings under the senior credit facilities and senior subordinated interim loan are based on the average prevailing interest rates that L-3 would have paid on those borrowings for the periods presented had such borrowings been outstanding at the beginning of each of the periods presented. The average prevailing interest rates on the senior credit facilities would have been 4.85% for the three months ended March 31, 2002, 7.55% for the three months ended March 31, 2001 and 6.57% for the year ended December 31, 2001. The average prevailing interest rates on the senior subordinated interim loan would have been 5.38% for the three months ended March 31, 2002, 9.30% for the three months ended March 31, 2001, and 7.59% for the year ended December 31, 2001.

     An increase of 100 basis points or 1.0% to the assumed rate of interest paid on the $750.0 million of senior subordinated notes would increase the pro forma interest expense by $1.9 million for the three months ended March 31, 2002 and 2001, and $7.5 million for the year ended December 31, 2001.

     The pro forma statements of operations do not reflect interest income on the $457.4 million pro forma cash balance at January 1, 2001 that we would have had after the concurrent private placement of senior subordinated notes.

7. The pro forma adjustments for our Acquisitions, this offering, and the concurrent private placement of senior subordinated notes were all tax-effected, as appropriate, using an estimated statutory (federal and state) tax rate of 40.0%. The pro forma adjustments also include an income tax provision ($0.6 million for the three months ended March 31, 2001 and $1.1 million for the year ended December 31, 2001) to record the aggregate income tax expense for the historical results of operations of KDI, EER, BT Fuze and SY to the statutory income tax rate of 40.0% that they would have incurred had we acquired them on January 1, 2001, but did not because they were not subject to income tax prior to their acquisition by us.

8. Our diluted weighted average shares outstanding and diluted earnings per share give effect to the assumed conversion of the 7,361,964 shares issuable upon the conversion of $300.0 million of our 5 1/4% Convertible Senior Subordinated Notes due 2009 (the "Convertible Notes"). The assumed conversion results in the addition of $2.6 million of after-tax interest expense savings to reported net income for the three months ended March 31, 2002 and the three months ended March 31, 2001 and $10.5 million for the year ended December 31, 2001 for the purposes of calculating diluted earnings per share. The assumed conversion of the Convertible Notes for the three months ended March 31, 2002 and 2001 were anti-dilutive, and therefore, their conversion was not assumed.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


9. The pro forma statement of operations for the three months ended March 31, 2001 includes the following unaudited historical financial data for our Acquisitions.

                                                                                  BT         SY
                                      KDI        EER       SPAR        EMG       FUZE    TECHNOLOGY      AIS      ACQUISITIONS
                                   --------- ---------- ---------- ---------- --------- ------------ ----------- --------------
                                                                   (IN MILLIONS)
Sales ............................  $  8.7    $  37.0    $  23.5    $  16.5    $  8.0     $  15.0     $  219.2     $  327.9
Costs and expenses ...............     9.3       35.9       20.0       15.8       8.0        14.0        209.6        312.6
                                    ------    -------    -------    -------    ------     -------     --------     --------
 Operating income (loss) .........    (0.6)       1.1        3.5        0.7        --         1.0          9.6         15.3
 Interest and other income
   (expense) .....................     0.1        0.1       (0.4)        --        --          --           --         (0.2)
 Interest expense ................     0.2         --         --         --        --         0.1           --          0.3
                                    ------    -------    -------    -------    ------     -------     --------     --------
 Income (loss) before
   income taxes ..................    (0.7)       1.2        3.1        0.7        --         0.9          9.6         14.8
Income tax provision .............      --         --        1.2         --        --          --          5.2          6.4
                                    ------    -------    -------    -------    ------     -------     --------     --------
 Income (loss) from
   continuing operations .........  $ (0.7)   $   1.2    $   1.9    $   0.7    $   --     $   0.9     $    4.4     $    8.4
                                    ======    =======    =======    =======    ======     =======     ========     ========

10. Adjustments to costs and expenses relating to the Acquisitions are presented in the table below:

                                                          THREE MONTHS
                                                              ENDED          YEAR ENDED
                                                         MARCH 31, 2001   DECEMBER 31, 2001
                                                         --------------   -----------------
                                                                   (IN MILLIONS)
     Eliminate historical goodwill amortization
       for AIS, EMG and Spar(a) .......................      $ (7.6)          $ (29.6)
     Increase to goodwill amortization for KDI and EER
       for higher goodwill recorded by L-3 than their
       historical amounts of goodwill(a) ..............         0.5               0.7
                                                             ------           -------
        Total pro forma adjustments to costs and
          expenses ....................................      $ (7.1)          $ (28.9)
                                                             ======           =======

----------------
     (a) In accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 142, no goodwill amortization expenses would have been recorded by us in 2001 for the acquisitions of EMG, Spar, BT Fuze, SY and AIS because these acquisitions were completed after June 30, 2001. Additionally, in accordance with SFAS No. 142, effective January 1, 2002 goodwill amortization is no longer being recorded for any of the Acquisitions.

     The assets and liabilities recorded in connection with the purchase price allocations for the Acquisitions are all based upon preliminary estimates of fair values for contracts in process, estimated costs in excess of billings to complete contracts in process, inventories, identifiable intangibles and deferred taxes. Actual adjustments will be based on the final purchase prices and final appraisals and other analyses of fair values which are in process. With the exception of the AIS acquisition, we do not expect the differences between the preliminary and final purchase price allocations for the acquisitions to be material. Material differences between the preliminary and final purchase price allocations for the AIS acquisition could result from the valuation of contracts in process, estimated costs in excess of billings to complete contracts in process, identifiable intangibles, deferred income taxes and pension and postretirement benefits and other items. A review of the contracts in process and identifiable intangible assets included in the AIS acquisition is being performed. All of the data required to prepare this review and the related valuations is not currently available and at this time it is not practicable to reasonably estimate these valuations. In addition, no adjustment has been made to contracts in process which will be valued at their estimated contract prices less the estimated costs to complete and an allowance for a normal profit on the effort to complete such contracts.

     Although the final purchase price allocation for the contracts in process, estimated costs in excess of billings to complete contracts in process, deferred taxes and pension and postretirement benefits of AIS could materially affect the amount of goodwill recorded for AIS, such final purchase price allocations are not expected to have a material effect on our results of operations. Furthermore, any allocation of purchase price

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     to identifiable intangible assets with finite lives will result in additional amortization expense and a reduction to the estimated goodwill for AIS. For example, an allocation of $50.0 million to identifiable intangible assets with a 10 year life would result in an increase of $5.0 million per annum to costs and expenses and a decrease of $3.0 million per annum to income from continuing operations, and would have reduced pro forma diluted earnings per share by $0.01 for each of the three months ended March 31, 2002 and 2001 and by $0.03 for the year ended December 31, 2001.

11. The pro forma supplemental data adjustments for the three months ended March 31, 2001 and for the year ended December 31, 2001, do not include an extraordinary pre-tax charge of $16.1 million ($9.7 million after-tax) related to the repurchase and/or redemption of L-3 Communications Corporation's $225.0 million 10 3/8% Senior Subordinated Notes due 2007. The extraordinary charge includes the call premium of 5.188% or approximately $11.6 million and fees and other expenses of approximately $4.5 million, including the write-off of unamortized deferred debt issue costs on the $225.0 million 10 3/8% Senior Subordinated Notes due 2007. The extraordinary charge would have reduced basic earnings per common share by $0.11 and diluted earnings per common share by $0.10 for the three months ended March 31, 2001 and would have reduced basic earnings per common share by $0.11 and diluted earnings per common share by $0.09 for the year ended December 31, 2001. This charge will be recognized in the period during which such outstanding notes are repurchased and/or redeemed.

12. Our basic and diluted weighted average common shares outstanding for the three months ended March 31, 2001 were increased by 9.1 million shares, and for the year ended December 31, 2001 were increased by 3.1 million shares of common stock to give effect to the assumed completion of our May 2001 Common Stock Offering as of January 1, 2001.

13. The pro forma statement of operations for the year ended December 31, 2001 includes the following unaudited historical financial data for our Acquisitions.

                                    KDI(A)          EER(A)         SPAR(B)
                               --------------- --------------- ---------------
                                                (IN MILLIONS)
Sales ........................    $   16.2        $   49.3        $   76.9
Costs and expenses ...........        16.6            47.4            67.8
                                  --------        --------        --------
 Operating income (loss) .....        (0.4)            1.9             9.1
 Interest and other income
   (expense) .................        (1.6)(d)        (4.0)(e)        (0.4)(f)
 Interest expense ............         0.3              --              --
                                  --------        --------        --------
 Income (loss) before
   income taxes ..............        (2.3)           (2.1)            8.7
Income tax provision .........          --              --             3.3
                                  --------        --------        --------
 Income (loss) from
   continuing operations .....    $   (2.3)       $   (2.1)       $    5.4
                                  ========        ========        ========

                                                   BT           SY
                                    EMG(B)      FUZE(C)   TECHNOLOGY(C)      AIS      ACQUISITIONS
                               --------------- --------- --------------- ----------- -------------
                                                   (IN MILLIONS)
Sales ........................    $   52.2      $  34.7      $  62.0      $  918.6    $  1,209.9
Costs and expenses ...........        49.1         32.8         56.5         876.7       1,146.9
                                  --------      -------      -------      --------    ----------
 Operating income (loss) .....         3.1          1.9          5.5          41.9          63.0
 Interest and other income
   (expense) .................        (3.8)(g)       --           --          (1.4)        (11.2)
 Interest expense ............          --           --          0.2            --           0.5
                                  --------      -------      -------      --------    ----------
 Income (loss) before
   income taxes ..............        (0.7)         1.9          5.3          40.5          51.3
Income tax provision .........         0.3           --           --          22.1          25.7
                                  --------      -------      -------      --------    ----------
 Income (loss) from
   continuing operations .....    $   (1.0)     $   1.9      $   5.3      $   18.4    $     25.6
                                  ========      =======      =======      ========    ==========


------------------
     (a) Represents historical results of operations for the four-month period ended April 30, 2001.

     (b) Represents historical results of operations for the ten-month period ended October 31, 2001.

     (c) Represents historical results of operations for the eleven-month period ended November 30, 2001.

     (d)  Includes a charge to write-down excess inventory of $1.7 million.

     (e) Includes a charge of $4.2 million for investment banking fees and other non-recurring charges.

     (f)  Includes a $1.4 million restructuring charge.

     (g)  Includes a $3.8 million restructuring charge.


     The historical results of operations for KDI, EER, BT Fuze and SY do not include a provision for income taxes because they each were either an S Corporation or a Limited Liability Company and the income taxes on their income were paid by their individual stockholders rather than the entities.

               SUMMARY OF PRO FORMA AND HISTORICAL FINANCIAL DATA

     We derived the selected financial data presented below from our financial statements. The financial statement data for the years ended December 31, 2001, 2000 and 1999 are derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement. We derived the balance sheet data presented below at December 31, 2001 and 2000 from our audited consolidated financial statements incorporated by reference in this prospectus supplement. We derived the balance sheet data at December 31, 1999 from our audited consolidated financial statements not incorporated by reference in this prospectus supplement. We derived the financial statement data for the three months ended March 31, 2002 and the balance sheet data at March 31, 2002 from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement. Our unaudited condensed consolidated financial statements for the three months ended March 31, 2002 include, in our opinion, all adjustments consisting of normal recurring adjustments necessary for a fair presentation of the results for the period.

     The pro forma data for the three months ended March 31, 2002 and for the year ended December 31, 2001 were derived from our unaudited pro forma condensed consolidated financial information included elsewhere herein, and gives effect to our material acquisitions and this offering.

     You should read the selected financial data together with our "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2002, each incorporated herein by reference.

                                         PRO FORMA
                                           THREE       THREE      PRO FORMA
                                           MONTHS      MONTHS        YEAR
                                           ENDED       ENDED        ENDED            YEARS ENDED DECEMBER 31,(1)
                                         MARCH 31,   MARCH 31,   DECEMBER 31, -----------------------------------------
                                            2002        2002         2001          2001          2000          1999
                                        ----------- ----------- ------------- ------------- ------------- -------------
                                                             (in millions, except per share data)
STATEMENT OF OPERATIONS DATA:
Sales .................................  $ 910.2     $  696.8    $ 3,557.3     $ 2,347.4     $ 1,910.1     $ 1,405.5
Operating income ......................     75.6         71.3        367.2         275.3         222.7         150.5
Interest expense, net .................     23.2         25.1        117.2          84.5          88.6          55.1
Minority interest .....................      0.9          0.9          4.5           4.5             --            --
Provision for income taxes ............     19.2         16.0        100.8          70.8          51.4          36.7
Income from continuing operations .....     32.3         29.3        144.7         115.5          82.7          58.7
Income from continuing operations,
 as adjusted (2) ......................  $  32.3     $   29.3    $   178.6     $   149.4     $   112.3     $    76.2
Earnings per common share:
 Basic ................................  $   0.35   $    0.37    $     1.57    $     1.54    $     1.24    $     0.91
 Basic, as adjusted (2) ...............  $   0.35   $    0.37    $     1.94    $     1.99    $     1.68    $     1.19
 Diluted ..............................  $   0.34   $    0.36    $     1.51    $     1.47    $     1.18    $     0.88
 Diluted, as adjusted (2) .............  $   0.34   $    0.36    $     1.84    $     1.87    $     1.61    $     1.14
Weighted average common
 shares outstanding:
 Basic ................................     92.9        78.9          92.0          74.9          66.7          64.2
 Diluted ..............................     96.4        82.4         102.5          85.4          69.9          67.0
BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents .............             $   46.0                   $   361.0     $    32.7     $    42.8
Working capital .......................                807.4                       717.8         360.9         255.5
Total assets ..........................              4,357.8                     3,339.2       2,463.5       1,628.7
Total debt ............................              2,175.0                     1,325.0       1,095.0         605.0
Stockholders' equity ..................              1,266.5                     1,213.9         692.6         583.2



----------
(1) Our results of operations are impacted significantly by our acquisitions, which are described elsewhere in this prospectus supplement and in the documents incorporated by reference herein.

(2) Represents income from continuing operations and basic and diluted earnings per common share, adjusted to exclude goodwill amortization expense, net of any income tax effects, recognized in those years related to goodwill that is no longer being amortized.

           CERTAIN U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following summary describes the material U.S. federal income and estate tax consequences of the ownership of common stock by a Non-U.S. Holder (as defined below) as of the date hereof. This discussion does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevant to such Non-U.S. Holders in light of their personal circumstances. Special Rules may apply to certain Non-U.S. Holders, such as certain United States expatriates, "controlled foreign corporations", "passive foreign investment companies", "foreign personal holding companies" and corporations that accumulate earnings to avoid U.S. federal income tax, that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code"). Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below.

     If a partnership holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Persons who are partners of partnerships holding common stock should consult their tax advisors.

     As used herein, a "U.S. Holder" of common stock means a holder that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (X) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. A "Non-U.S. Holder" is a holder that is not a U.S. Holder.

     PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

DIVIDENDS

     Dividends paid to a Non-U.S. Holder of common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States, and, where a tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Holder, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be satisfied in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

     A Non-U.S. Holder of common stock who wishes to claim the benefit of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends paid will be required (a) to complete Internal Revenue Service ("IRS") Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person or (b) if the common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

     A Non-U.S. Holder of common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

GAIN ON DISPOSITION OF COMMON STOCK

     A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of common stock unless (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual and holds the common stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or (iii) we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes.

     A Non-U.S. Holder described in clause (i) above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and, if it is a corporation, may be subject to the branch profits tax at a rate equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in clause (ii) above will be subject to a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States).

     We believe we are not and do not anticipate becoming a "U.S. real property holding corporation" for U.S. federal income tax purposes.

FEDERAL ESTATE TAX

     Common stock held by an individual Non-U.S. Holder at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

     A Non-U.S. Holder will be subject to backup withholding unless applicable certification requirements are met.

     Payment of the proceeds of a sale of common stock within the United States or conducted through certain U.S.-related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                                  UNDERWRITING

     Under the terms of an underwriting agreement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock opposite its name below:

                                                       NUMBER OF
UNDERWRITERS                                             SHARES
------------                                             ------
   Lehman Brothers Inc. ...........................
   Credit Suisse First Boston Corporation .........
   Bear, Stearns & Co. Inc. .......................
   Merrill Lynch, Pierce, Fenner & Smith
           Incorporated ...........................
   SG Cowen Securities Corporation ................
   Goldman, Sachs & Co. ...........................
   Salomon Smith Barney Inc. ......................
   First Union Securities, Inc.(1) ................
                                                      ----------
           Total ..................................   14,000,000
                                                      ==========


----------
(1) First Union Securities, Inc. is acting under the trade name Wachovia Securities.


     The underwriting agreement provides that the underwriters are obligated to purchase, subject to certain conditions, all of the shares of common stock in the offering if any are purchased, other than those covered by the over-allotment options described below.

     The conditions contained in the underwriting agreement include the requirements that:


     o    the representations made by us to the underwriters are true;


     o    there is no material change in the financial markets; and


     o    we deliver to the underwriters customary closing documents.

OVER-ALLOTMENT OPTIONS

     We have granted to the underwriters 30-day options after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of an additional 2,100,000 shares at the public offering price less underwriting discounts and commissions. These options may be exercised to cover over-allotments, if any, made in connection with the offering. To the extent these options are exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro-rata portion of these additional shares based on the underwriter's percentage underwriting commitment in the offering as indicated on the preceding table. The foregoing limitations do not apply to stabilizing transactions, syndicate covering transactions and penalty bids for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act.

COMMISSIONS AND EXPENSES


     The representatives of the underwriters have advised us that the underwriters propose to offer shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, who may include the underwriters, at such offering price less
a selling concession not in excess of $     per share. The underwriters may
allow, and
the selected dealers may re-allow, a discount from the concession not in excess
of $     per share to other dealers. After the offering, the underwriters may change the public offering price and other offering terms.

     The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment options to purchase up to 2,100,000 additional shares. The underwriting fee, all of which will be paid by us, is the difference between the initial price to the public and the amount the underwriters pay us for the shares.

PER SHARE                         NO EXERCISE     FULL EXERCISE
---------                         -----------     -------------
Paid by the Company ..........    $                $


     The expenses of this offering, excluding underwriting discounts and cash expenses summarized in the table above, that are payable by us, are estimated to be $1,000,000.


SHORT POSITIONS AND PENALTY BIDS

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M of the Exchange Act.

     o Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment options. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment options. The underwriters may close out any short position by either exercising their over-allotment options and/or purchasing shares in the open market.

     o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.


     o Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price at which they may purchase shares through their over-allotment options. If the underwriters sell more shares than could be covered by their over-allotment options, which is called a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase the offering.

     o Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

     These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.


     Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make a representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

LOCK-UP AGREEMENTS


     In connection with the offering, we and certain of our executive officers and directors have agreed that they will not, subject to certain limited exceptions, directly or indirectly, offer, sell, pledge or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable or exercisable for common stock or enter into any swap or other derivative transaction with similar effect as a sale of common stock, for a period of 90 days from the date of this prospectus supplement without the prior written consent of Lehman Brothers Inc. The restrictions in this paragraph do not apply to:

     o the sale of common stock to the underwriters in this offering, including shares sold pursuant to the over-allotment options,

     o transactions by Mr. Lanza with respect to up to 500,000 shares of common stock beginning on the date of this prospectus supplement,

     o transactions by Mr. LaPenta with respect to up to 500,000 shares of common stock beginning on the date of this prospectus supplement,

     o the issuance by us of options under any of our currently effective stock option or incentive plans or of shares of common stock upon the exercise of a currently outstanding option, warrant or right or the conversion of a security outstanding on the date of this prospectus supplement,

     o the issuance by us of shares of common stock to our employees or directors or as dividends on our common stock, or

     o the issuance by us of common stock as consideration for the purchase of any business or assets.

INDEMNIFICATION


     We have agreed to indemnify, under certain circumstances, the underwriters against liabilities relating to the offering, including liabilities under the Securities Act and liabilities arising from breaches of the representations and warranties contained in the underwriting agreement, and to contribute, under certain circumstances, to payments that the underwriters may be required to make for these liabilities.


OFFERS AND SALES IN CANADA


     This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of shares in Canada or any province or territory thereof. Any offer or sale of shares in Canada will be made only under an exemption from the requirements to file a prospectus supplement or prospectus with the relevant Canadian securities regulators and only by a dealer registered in accordance with local provincial securities laws or, alternatively, pursuant to an exemption from the dealer registration requirement in the relevant province or territory of Canada in which such offer or sale is made.


STAMP TAXES

     Purchasers of the shares of common stock may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price on the cover of this prospectus supplement.

ELECTRONIC DISTRIBUTION

     A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

     Other than the prospectus in electronic format, the information on any underwriter's or selling group member's web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

RELATIONSHIPS

     From time to time, Lehman Brothers Inc., Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, SG Cowen Securities Corporation and their affiliates have provided, and may continue to provide, investment banking services to us for which we have paid customary fees and expense reimbursements. In addition, Lehman Brothers Inc. and its affiliates are documentation agent, syndication agent and arranger, an affiliate of SG Cowen Securities Corporation is an arranger, Credit Suisse First Boston Corporation is a lender and First Union Securities, Inc. is a lender under our senior credit facilities, which include our 364-day and five-year revolving credit facilities and will receive, in the aggregate, approximately $65.6 million of the net proceeds of this offering and the concurrent private placement of notes by L-3 Communications Corporation as repayment of principal on those loans. In addition, affiliates of Lehman Brothers Inc. are administrative agent, book-running manager, arranger and lender and affiliates of Credit Suisse First Boston Corporation are arranger and lender under our senior subordinated interim loan, and will receive approximately $375.0 million in the aggregate of the net proceeds of this offering as repayment of the indebtedness outstanding under our senior subordinated interim loan.

     Under Rule 2710 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), Lehman Brothers Inc. and its affiliates are considered to have a "conflict of interest" with respect to this offering. Because the net proceeds to us from this offering may be paid to affiliates of certain of the underwriters to repay existing loans, this offering is being conducted in accordance with Rule 2710(c)(8) and Rule 2720 of the NASD.

     First Union Securities, Inc. (acting under the trade name Wachovia Securities) is an indirect, wholly-owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries (including First Union Securities, Inc.) under the trade name of Wachovia Securities. Any references to Wachovia Securities in this prospectus supplement, however, do not include Wachovia Securities, Inc., a member of the National Association of Securities Dealers, Inc. and the Security Investor Protection Corporation and a separate broker-dealer subsidiary of Wachovia Corporation and an affiliate of First Union Securities, Inc., which may or may not be participating as a selling dealer in the distribution of the securities offered by this prospectus supplement.

DISCRETIONARY SALES

     The underwriters have informed us that they will not confirm sales to accounts over which they exercise discretionary authority without the prior written approval of the customer.


                                 LEGAL MATTERS

     The validity of the common stock offered by this prospectus supplement will be passed upon for us by Simpson Thacher & Bartlett, New York, New York and for the underwriters by Latham & Watkins, New York, New York.

                                    EXPERTS


     The following financial statements have been incorporated by reference in this prospectus supplement in reliance of the reports of PricewaterhouseCoopers LLP, independent accountants, given on their authority as experts in accounting and auditing:

     o Our consolidated financial statements as of December 31, 2001 and 2000 and for the three years ended December 31, 2001 incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2001; and

     o The combined financial statements of Aircraft Integration Systems Business as of December 31, 2001 and 2000 and for the three years ended December 31, 2001 incorporated by reference in this prospectus supplement from our Current Report on Form 8-K dated March 22, 2002.


                             AVAILABLE INFORMATION


     We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the SEC. Such reports and other information can be inspected and copied at the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at a regional public reference facility maintained by the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).


     So long as we are subject to the periodic reporting requirements of the Securities Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the notes. We have agreed that, even if we are not required under the Securities Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 of the Securities Exchange Act to the trustee and the holders of the notes as if it were subject to such periodic reporting requirements.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     o Our Quarterly Report on Form 10-Q for the three month period ended March 31, 2002;


     o    Our Current Report on Form 8-K dated March 22, 2002; and

     o    Our Current Report on Form 8-K dated April 24, 2002.


     You can request a copy of these filings at no cost, by writing or calling us at the following address:

                         L-3 Communications Holdings, Inc.
                         600 Third Avenue
                         New York, New York 10016
                         (212) 697-1111
                         Attention: Corporate Secretary.

     You should only rely on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of shares of common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this document.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JUNE 7, 2002



PROSPECTUS


                                $1,000,000,000

                           [L-3 COMMUNICATIONS LOGO]

                       L-3 COMMUNICATIONS HOLDINGS, INC.

                                 COMMON STOCK
                                DEBT SECURITIES
                                PREFERRED STOCK
                                   WARRANTS
                           STOCK PURCHASE CONTRACTS
                             STOCK PURCHASE UNITS


                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       1,000,000 SHARES OF COMMON STOCK


                        L-3 COMMUNICATIONS CORPORATION
                          GUARANTEED DEBT SECURITIES

--------------------------------------------------------------------------------

L-3 Communications Holdings, Inc. may offer and sell from time to time, in one or more series, any one of the following securities:

    o  common stock,

    o unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities,

    o  preferred stock,

    o warrants to purchase preferred stock, common stock or debt securities of L-3 Communications Holdings,

    o  stock purchase contracts, and

    o  stock purchase units,

or any combination of these securities. L-3 Communications Holdings' debt securities may be guaranteed by substantially all of its wholly-owned domestic subsidiaries.

     L-3 Communications Holdings' wholly-owned subsidiary, L-3 Communications Corporation, may offer and sell from time to time, in one or more series of its unsecured debt securities consisting of notes, debentures or other evidence of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities of L-3 Communications Corporation. The debt securities issued by L-3 Communications Corporation will be fully and unconditionally guaranteed by L-3 Communications Holdings and may be further guaranteed by substantially all of L-3 Communications Corporation's wholly-owned domestic subsidiaries.

     The selling stockholders identified on page 25 may sell from time to time up to 1,000,000 shares of common stock of L-3 Communications Holdings owned by them. The common stock of L-3 Communications Holdings trades on the New York Stock Exchange under the symbol "LLL."

     We will provide more specific information about the terms of an offering of any of these securities in supplements to this prospectus.

YOU SHOULD READ THIS PROSPECTUS, PARTICULARLY THE RISK FACTORS BEGINNING ON PAGE 5, AND ANY SUPPLEMENT CAREFULLY BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                          -----
Prospectus Summary ......................    3
Risk Factors ............................    5
The Company .............................   12
Ratio of Earnings to Fixed Charges and
   Earnings to Combined Fixed Charges and
   Preferred Stock Dividends ............   12
Use of Proceeds .........................   12
Dividend Policy .........................   13
Description of Debt Securities ..........   14
Description of Capital Stock ............   20


                                           PAGE
                                          -----
Description of Stock Purchase Contracts
   and Stock Purchase Units .............   24
Description of Warrants .................   24
Selling Stockholders ....................   25
Plan of Distribution ....................   26
Legal Matters ...........................   26
Experts .................................   26
Available Information ...................   26
Incorporation of Certain Documents by
   Reference ............................   27

                               ----------------

                             ABOUT THIS PROSPECTUS

     This prospectus describes the general terms of the securities to be offered hereby. A prospectus supplement that will describe the specific amounts, prices and other terms of the securities being offered will be provided to you in connection with each sale of securities offered pursuant to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of securities offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under "Incorporation of Certain Documents By Reference."

                               PROSPECTUS SUMMARY


THE SECURITIES WE MAY OFFER

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, L-3 Communications Holdings may offer and sell from time to time up to an aggregate of $1,000,000,000 of any of the following securities:

      o  common stock;

      o  debt securities;

      o  preferred stock;

      o  stock purchase contracts;

      o  stock purchase units; and

      o  warrants.

In addition, L-3 Communications Corporation may offer and sell from time to time its debt securities that will be guaranteed by L-3 Communications Holdings and may be further guaranteed by certain of L-3 Communications Corporation's subsidiaries. Additionally, certain selling stockholders named herein may offer and sell from time to time up to an aggregate of 1,000,000 shares of L-3 Communications Holdings' common stock owned by them. See "Selling Stockholders". We will not receive any proceeds from the sale of common stock by the selling stockholders.


COMMON STOCK

     L-3 Communications Holdings may issue shares of its common stock, par value $.01 per share. Holders of shares of L-3 Communications Holdings' common stock are entitled to receive dividends when declared by the board of directors of L-3 Communications Holdings, subject to the rights of holders of L-3 Communications Holdings' outstanding preferred stock, if any. Each holder of L-3 Communications Holdings' common stock is entitled to one vote per share. The holders of L-3 Communications Holdings' common stock have no preemptive rights or cumulative voting rights.

     In addition, certain selling stockholders named herein may offer and sell from time to time up to an aggregate of 1,000,000 shares of L-3 Communications Holdings' common stock owned by them.

     On April 23, 2002, the board of directors of L-3 Communications Holdings declared a two-for-one stock split to shareholders of record on May 6, 2002. All share numbers contained in this prospectus give effect to the consummation of the stock split.


DEBT SECURITIES

     L-3 Communications Holdings may offer debt securities, which may be either senior, senior subordinated or subordinated, and may be guaranteed by substantially all of its wholly-owned domestic subsidiaries. L-3 Communications Holdings may issue debt securities either separately, or together with, upon conversion of or in exchange for other securities. L-3 Communications Corporation may offer its debt securities, which may be either senior, senior subordinated or subordinated and will be guaranteed by L-3 Communications Holdings and may be further guaranteed by substantially all of L-3 Communications Corporation's wholly-owned domestic subsidiaries.

     The debt securities issued by L-3 Communications Holdings will be issued under an indenture between L-3 Communications Holdings and The Bank of New York, as trustee. The debt securities issued by L-3 Communications Corporation will be issued under an indenture among L-3 Communications Corporation, L-3 Communications Holdings, as guarantor, and The Bank of New

York, as trustee. We have summarized general features of the debt securities to be issued by L-3 Communications Holdings and L-3 Communications Corporation under "Description of Debt Securities." We encourage you to read the indentures, forms of which are included as exhibits to the registration statement of which this prospectus forms a part.


PREFERRED STOCK

     L-3 Communications Holdings may issue shares of its preferred stock, $.01 par value per share, in one or more series. L-3 Communications Holdings' board of directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.


STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     L-3 Communications Holdings may issue stock purchase contracts representing contracts obligating holders to purchase from L-3 Communications Holdings and L-3 Communications Holdings to sell to the holders a specified number of shares of common stock or preferred stock of L-3 Communications Holdings at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

     The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either of the following:

      o  Debt securities of L-3 Communications Holdings, or

      o  Debt obligations of third parties, including U.S. Treasury securities,


securing the holder's obligations to purchase the common stock or preferred stock of L-3 Communications Holdings under the stock purchase contracts.


WARRANTS

     L-3 Communications Holdings may issue warrants for the purchase of its debt securities, preferred stock or common stock. L-3 Communications Holdings may issue warrants independently or together with other securities. Each warrant will entitle the holder to purchase the principal amount of its debt securities, or the number of shares of its preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the prospectus supplement.
                               ----------------

     L-3 Communications Holdings is incorporated in Delaware, and the address of its principal executive offices is 600 Third Avenue, New York, New York 10016. L-3 Communications Holdings' telephone number is (212) 697-1111.

     L-3 Communications Corporation is incorporated in Delaware, and the address of its principal executive offices is 600 Third Avenue, New York, New York 10016. L-3 Communications Corporation's telephone number is (212) 697-1111.

                                  RISK FACTORS

     Investing in the securities offered pursuant to this prospectus involves risks, including the risks described in this prospectus and in the other documents which are incorporated herein by reference. Additional risks, including those that relate to any particular securities that L-3 Communications Holdings or L-3 Communications Corporation will offer, will be included in the applicable prospectus supplement. You should carefully consider the risk factors before investing in any of the securities offered pursuant to this prospectus.

OUR SIGNIFICANT LEVEL OF DEBT MAY ADVERSELY AFFECT OUR FINANCIAL AND OPERATING ACTIVITY.

     We have incurred substantial indebtedness to finance our acquisitions. As of March 31, 2002, we had $2,175.0 million of outstanding debt, excluding outstanding letters of credit (which aggregated approximately $166.6 million) under our senior credit facilities. In addition, available borrowings under our senior credit facilities after reductions for outstanding letters of credit were approximately $233.4 million as of March 31, 2002. Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends were both 2.5 to 1.0 for the three months ended March 31, 2002. In the future we may borrow more money, subject to limitations imposed on us by our debt agreements.

     Our ability to make scheduled payments of principal and interest on our indebtedness and to refinance our indebtedness depends on our future performance. We do not have complete control over our future performance because it is subject to economic, political, financial, competitive, regulatory and other factors affecting the aerospace and defense industry. It is possible that in the future our business may not generate sufficient cash flow from operations to allow us to service our debt and make necessary capital expenditures. If this situation occurs, we may have to sell assets, restructure debt or obtain additional equity capital. We may not be able to do so or do so without additional expense.

     Our level of indebtedness has important consequences to you and your investment in the securities offered pursuant to this prospectus. These consequences may include:

    o requiring a substantial portion of our cash flow from operations to be used to pay interest and principal on our debt and therefore be unavailable for other purposes including capital expenditures, research and development and other investments;

    o limiting our ability to obtain additional financing for acquisitions or working capital to make investments or other expenditures, which may limit our ability to carry out our acquisition strategy;

    o higher interest expenses due to increases in interest rates on our borrowings that have variable interest rates;

    o heightening our vulnerability to downturns in our business or in the general economy and restricting us from making acquisitions, introducing new technologies and products or exploiting business opportunities; and

    o covenants that limit our ability to borrow additional funds, dispose of assets or pay cash dividends. Failure to comply with such covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our outstanding indebtedness.

     Additionally, on December 31, 2001, we had contractual obligations, including outstanding indebtedness, of $1,680.2 million and contingent commitments, including outstanding letters of credit under our senior credit facilities, of $261.1 million. These contractual obligations and contingent commitments are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which is incorporated herein by reference.

OUR ACQUISITION STRATEGY INVOLVES RISKS, AND WE MAY NOT SUCCESSFULLY IMPLEMENT OUR STRATEGY.

     We seek to acquire companies that complement our business. We may not be able to continue to identify acquisition candidates on commercially reasonable terms or at all. If we make additional acquisitions, we may not realize the benefits anticipated from the acquisitions. Likewise, we may not be able to obtain additional financing for acquisitions. Such additional financing could be restricted by the terms of our debt agreements.

     The process of integrating acquired operations, including our recent acquisitions, into our existing operations may result in unforeseen operating difficulties and may require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Possible future acquisitions could result in the incurrence of additional debt and related interest expense, contingent liabilities and amortization expenses related to certain purchased intangible assets, all of which could result in an increase to our already significant level of outstanding debt. We consider and execute strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. We regularly evaluate potential acquisitions and joint venture transactions, and, except as disclosed herein or in the documents incorporated herein by reference, we have not entered into any agreements with respect to any material transactions.


WE RELY ON SALES TO U.S. GOVERNMENT ENTITIES, AND THE LOSS OF SUCH CONTRACTS WOULD RESULT IN A SIGNIFICANT DECREASE TO OUR REVENUE AND PROFITS.

     Our government sales are predominantly derived from contracts with agencies of, and prime contractors to, the U.S. Government. Approximately 64.7%, or $1,519 million, of our sales for the year ended December 31, 2001 were made directly or indirectly to the U.S. Department of Defense. At December 31, 2001, the number of contracts with a value exceeding $1.0 million was approximately 575. Our largest program is a long-term, fixed-price contract for secure terminal equipment that we sell to the U.S. Armed Services, intelligence and securities agencies that provided approximately 3.9% of our sales for the year ended December 31, 2001. No other program provided more than 3.2% of our sales for the year ended December 31, 2001. The loss of all or a substantial portion of our sales to the U.S. Government would result in a significant decrease to our revenue and profits.


OUR GOVERNMENT CONTRACTS ENTAIL CERTAIN RISKS.

     o Government contracts are dependent upon the U.S. defense budget.

     The reduction in the U.S. defense budget in the early 1990s caused most defense-related government contractors to experience decreased sales, increased downward pressure on operating margins and, in certain cases, net losses. Our predecessor company experienced a substantial decline in sales during that period. A significant decline in U.S. military expenditures in the future could result in a material decrease to our sales, earnings and cash flow. The loss or significant reduction in government funding of a large program in which we participate could also result in a material decrease to our future sales, earnings and cash flows and thus limit our ability to satisfy our financial obligations, including those relating to the securities offered by this prospectus. U.S. Government contracts are also conditioned upon the continuing approval by Congress of the amount of necessary spending. Congress usually appropriates funds for a given program each fiscal year even though contract periods of performance may exceed one year. Consequently, at the beginning of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract only if appropriations are made by Congress for future fiscal years.

     o Government contracts contain unfavorable termination provisions and are subject to audit and modification.

     Companies engaged primarily in supplying defense-related equipment and services to U.S. Government agencies are subject to certain business risks peculiar to the defense industry. These risks include the ability of the U.S. Government to unilaterally:

     o suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;

     o terminate existing contracts;

     o reduce the value of existing contracts;

     o audit our contract-related costs and fees, including allocated indirect costs; and

     o control and potentially prohibit the export of our products.

     All of our U.S. Government contracts can be terminated by the U.S. Government either for its convenience or if we default by failing to perform under the contract. Termination for convenience provisions provide only for our recovery of costs incurred or committed, settlement expenses and profit on the work completed prior to termination. Termination for default provisions provide for the contractor to be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source. Our contracts with foreign governments generally contain similar provisions relating to termination at the convenience of the customer.

     The U.S. Government may review our costs and performance on their contracts, as well as our accounting and general business practices. Based on the results of such audits, the U.S. Government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, under U.S. Government purchasing regulations, some of our costs, including most financing costs, amortization of goodwill, portions of research and development costs, and certain marketing expenses may not be reimbursable under U.S. Government contracts. Further, as a U.S. Government contractor, we are subject to investigation, legal action and/or liability that would not apply to a commercial company.

     o Government contracts are subject to competitive bidding and we are required to obtain licenses for non-U.S. sales.

     We obtain many of our U.S. Government contracts through a competitive bidding process. We may not be able to continue to win competitively awarded contracts. In addition, awarded contracts may not generate sales sufficient to result in our profitability. We are also subject to risks associated with the following:

     o the frequent need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and/or cost overruns;

     o the substantial time and effort including the relatively unproductive design and development required to prepare bids and proposals for competitively awarded contracts that may not be awarded to us;

     o design complexity and rapid technological obsolescence; and

     o the constant need for design improvement.

     In addition to these U.S. Government contract risks, we are required to obtain licenses from U.S. Government agencies to export many of our products and systems. Additionally, we are not permitted to export some of our products. Failure to receive required licenses would eliminate our ability to sell our products outside the United States.

OUR FIXED-PRICE AND COST-REIMBURSABLE CONTRACTS MAY COMMIT US TO UNFAVORABLE TERMS.

     We provide our products and services primarily through fixed-price or cost-reimbursable contracts. Fixed-price contracts provided 68.3% of our sales for the year ended December 31, 2001. Under a fixed-price contract we agree to perform the scope of work required by the contract for a predetermined contract price. Although a fixed-price contract generally permits us to retain profits if the total actual contract costs are less than the estimated contract costs, we bear the risk that increased or unexpected costs may reduce our profit or cause us to sustain losses on the contract. Therefore, we fully absorb cost overruns on fixed-price contracts and this reduces our profit margin on the contract. Those cost overruns may result in a loss. A further risk associated with fixed-price contracts is the difficulty of estimating sales and costs that are related to performance in accordance with contract specifications and the possibility of obsolescence in connection with long-term procurements. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract may reduce our profitability or cause a loss.

     Cost-reimbursable contracts provided 31.7% of our sales for the year ended December 31, 2001. On a cost-reimbursable contract we are paid up to predetermined funding levels determined by our customers, our allowable incurred costs and generally a fee representing a profit on those costs, which can be fixed or variable depending on the contract's pricing arrangement. Therefore, unless costs exceed specified funding limitations, on a cost-reimbursable contract we usually do not bear the risks of unexpected cost overruns. However, U.S. Government regulations require that we notify our customer of any cost overruns or underruns on a cost-reimbursable contract on a timely basis. If we incur costs in excess of the funding limitation specified in a cost-reimbursable contract, we may not be able to recover those cost overruns.

     We record sales and profits on substantially all of our contracts using percentage-of-completion methods of accounting. As a result, revisions made to our estimates of sales and profits are recorded in the period in which the conditions that require such revisions become known and can be estimated; accordingly, the revisions may have a material impact in any one period. Our provisions for losses for our fixed-price contracts are based on estimates. To the extent our actual contract losses exceed our estimates, our contract loss provisions will not be adequate to cover all actual future losses.


OUR OPERATIONS INVOLVE RAPIDLY EVOLVING PRODUCTS AND TECHNOLOGICAL CHANGE.

     The rapid change of technology is a key feature of all of the industries in which our businesses operate, including the commercial communications industry in particular. To succeed in the future, we will need to continue to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. Historically, our technology has been developed through both customer-funded and internally funded research and development. We may not be able to continue to maintain comparable levels of research and development. In the past we have allocated substantial funds to capital expenditures, programs and other investments. This practice will continue to be required in the future. Even so, we may not be able to successfully identify new opportunities and may not have the needed financial resources to develop new products in a timely or cost-effective manner. At the same time, products and technologies developed by others may render our products and systems obsolete or non-competitive.


WE MAY NOT SUCCESSFULLY IMPLEMENT OUR PLAN TO EXPAND INTO COMMERCIAL MARKETS.

     Our revenues have primarily come from business with the U.S. Department of Defense and other U.S. Government agencies. In addition to continuing to pursue these market areas, we will continue applying our technical capabilities and expertise to related commercial markets. Some of our commercial products, such as airport security equipment, voyage recorders and Prime Wave fixed wireless loop products, have only recently been introduced.

     These new commercial products are subject to certain risks and may require us to:

     o develop and maintain marketing, sales and customer support capabilities;

     o secure sales and customer support capabilities;

     o obtain customer and/or regulatory certification;

     o respond to rapidly changing technologies including those developed by others that may render our products and systems obsolete or non-competitive; and

     o obtain customer acceptance of these products and product performance.

     Our efforts to expand our presence in commercial markets require significant resources, including additional working capital and capital expenditures, as well as the use of our management's time. Our ability to sell certain commercial products, particularly our broadband wireless communications products, depends to a significant degree on the efforts of independent distributors or communications service providers and on the financial viability of our existing and target customers for the commercial products. Certain of our existing and target customers are agencies or affiliates of governments of emerging and under-developed countries or private business enterprises operating in those countries.

In addition, we have made equity investments in entities that plan to commence operations as communications service providers using some of our commercial products. These distributors and service providers may not be able to market our products or their services successfully and we may not be able to realize a return of investment in them. We also may not be successful in addressing these risks or in developing these commercial business opportunities.


CONSOLIDATION AND INTENSE COMPETITION IN THE INDUSTRIES IN WHICH OUR BUSINESSES OPERATE COULD LIMIT OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS.

     The communications equipment industry and the other industries in which our businesses operate, and the market for defense applications, is highly competitive. The defense industry has experienced substantial consolidation due to declining defense budgets and increasing pressures for cost reductions. We expect that the U.S. Department of Defense's increased use of commercial off-the-shelf products and components in military equipment will continue to encourage new competitors to enter the market. We also expect that competition for original equipment manufacturing business will increase due to the continued emergence of merchant suppliers. Our ability to compete for defense contracts largely depends on the following factors:

     o the effectiveness and innovations of our research and development programs;

     o our ability to offer better performance than our competitors at a lower cost to the U.S. Government; and

     o the readiness of our facilities, equipment and personnel to undertake the programs for which we compete.

     In some instances, the U.S. Government directs all work for a particular project to a single supplier, commonly known as a sole-source project. In such cases, other suppliers who may otherwise be able to compete for the programs involved can only do so if the U.S. Government chooses to reopen the particular program to competition. Additionally, many of our competitors are larger than us and have substantially greater financial and other resources than we have.


OUR DEBT AGREEMENTS RESTRICT OUR ABILITY TO FINANCE OUR FUTURE OPERATIONS AND, IF WE ARE UNABLE TO MEET OUR FINANCIAL RATIOS, COULD CAUSE OUR EXISTING DEBT TO BE ACCELERATED.

     Our debt agreements contain a number of significant provisions that, among other things, restrict our ability to:

     o sell assets;

     o incur more indebtedness;

     o repay certain indebtedness;

     o pay dividends;

     o make certain investments or acquisitions;

     o repurchase or redeem capital stock;

     o engage in mergers or consolidations; and

     o engage in certain transactions with subsidiaries and affiliates.

     These restrictions could hurt our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. In addition, some of our debt agreements also require us to maintain compliance with certain financial ratios, including total consolidated earnings before interest, taxes, depreciation and amortization to total consolidated cash interest expense and total consolidated debt to total consolidated earnings before interest, taxes, depreciation and amortization, and to limit our capital expenditures. Our ability to comply with these ratios and limits may be affected by events beyond our control. A breach of any of these agreements or our inability to comply with the required financial ratios or limits could result in a default under those debt agreements. In the event of any such default, the lenders under those debt agreements could elect to:

     o declare all outstanding debt, accrued interest and fees to be due and immediately payable;

     o require us to apply all of our available cash to repay our outstanding senior debt; and

     o prevent us from making debt service payments on our other debt.

     If we were unable to repay any of these borrowings when due, the lenders under our senior credit facilities could proceed against their collateral, which consists of a first priority security interest in the capital stock of our material subsidiaries, including L-3 Communications Corporation. If the indebtedness under the existing debt agreements were to be accelerated, our assets may not be sufficient to repay such indebtedness in full.


IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY MANAGEMENT AND PERSONNEL, WE MAY BECOME UNABLE TO OPERATE OUR BUSINESS EFFECTIVELY.


     Our future success depends to a significant degree upon the continued contributions of our management, including Messrs. Lanza and LaPenta, and our ability to attract and retain other highly qualified management and technical personnel. We do not maintain any key person life insurance policies for members of our management. As of June 1, 2002, Messrs. Lanza and LaPenta beneficially owned, in the aggregate 12.2% of the outstanding common stock of L-3 Communications Holdings. We have entered into an employment agreement with Mr. Lanza. We face competition for management and technical personnel from other companies and organizations. Failure to attract and retain such personnel would damage our prospects.



ENVIRONMENTAL LAWS AND REGULATION MAY SUBJECT US TO SIGNIFICANT LIABILITY.

     Our operations are subject to various U.S. federal, state and local as well as certain foreign environmental laws and regulations within the countries in which we operate relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in our operations.

     New laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean-up requirements may require us to incur a significant amount of additional costs in the future and could decrease the amount of free cash flow available to us for other purposes, including capital expenditures, research and development and other investments.


TERMINATION OF OUR BACKLOG OF ORDERS COULD NEGATIVELY IMPACT OUR SALES.

     We currently have a backlog of orders, primarily under contracts with the U.S. Government. The U.S. Government may unilaterally modify or terminate these contracts. Accordingly, most of our backlog could be modified or terminated by the U.S. Government. Therefore, existing backlog may not result in sales. Further, any margin we record on sales from any contract included in backlog may not be profitable.


OUR PENSION PLAN LIABILITIES MAY RESULT IN SIGNIFICANT EXPENSES.

     We have assumed certain liabilities relating to defined benefit pension plans for present and former employees and retirees of certain businesses which we acquired. Prior to our formation, Lockheed Martin received a letter from the Pension Benefit Guaranty Corporation (the "PBGC") which requested information regarding the transfer of these pension plans and indicated that the PBGC believed certain of these pension plans were underfunded using its actuarial assumptions. These assumptions resulted in a larger liability for accrued benefits than the assumptions used for financial reporting under Statement of Financial Accounting Standards No. 87.

     With respect to these plans, Lockheed Martin entered into an agreement with us and the PBGC dated as of April 30, 1997. Under that agreement, Lockheed Martin agreed, upon the occurrence of certain circumstances, either to:

     o assume sponsorship of the subject plans; or

     o provide another form of financial support.

     If Lockheed Martin did assume sponsorship of these plans, it would be primarily liable for the costs associated with funding these plans or any costs associated with the termination of them, but we would be required to reimburse Lockheed Martin for its obligations. Should Lockheed Martin assume sponsorship of the subject plans, or if these plans were terminated, the impact of any increased pension expenses or funding requirements could reduce the amount of free cash flow available to us.


THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WHICH MAY NOT BE CORRECT.

     Certain of the matters discussed concerning our operations, economic performance and financial condition, including in particular, the likelihood of our success in developing and expanding our business and the realization of sales from backlog, include forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act"). Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that their goals will be achieved.

                                  THE COMPANY

     We are a leading merchant supplier of secure communications and intelligence, surveillance and reconaissance (ISR) systems, training, simulation and support services, aviation products and aircraft modernization, as well as, specialized products. Our business areas employ proprietary technologies and capabilities, and we believe they have leading positions in their respective primary markets. Our customers include the U.S. Department of Defense and prime contractors thereof, certain U.S. Government intelligence agencies, major aerospace and defense contractors, foreign governments, commercial customers and certain other U.S. federal, state and local government agencies.

     L-3 Communications Holdings is a holding company and, except for its outstanding 5.25% Convertible Senior Subordinated Notes due 2009 and for its outstanding 4.00% Senior Subordinated Convertible Contingent debt securities (CODES) due 2011, has no assets or liabilities and conducts no operations other than through L-3 Communications Corporation. L-3 Communications Holdings has guaranteed the bank credit facilities of L-3 Communications Corporation.


                    RATIO OF EARNINGS TO FIXED CHARGES AND
        EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The ratio of earnings to fixed charges, deficiency of earnings to cover fixed charges and earnings to combined fixed charges and preferred stock dividends presented below should be read together with the financial statements and the notes accompanying them and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2002, each incorporated by reference into this prospectus. In calculating the ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus the amortization of deferred debt issuance costs and that portion of lease rental expense representative of the interest element. Preferred stock dividends are the pre-tax equivalent, at our effective tax rate, of dividends earned on outstanding preferred stock.







                                                                L-3                                    PREDECESSOR COMPANY(1)
                               ---------------------------------------------------------------------- -----------------------
                                                      YEAR ENDED DECEMBER 31,(2)         NINE MONTHS
                                 THREE MONTHS   ---------------------------------------     ENDED           THREE MONTHS
                                     ENDED                                               DECEMBER 31,          ENDED
                                MARCH 31, 2002     2001      2000      1999      1998      1997(3)         MARCH 31, 1997
                               ---------------- --------- --------- --------- --------- ------------- -----------------------
Ratio of Earnings to Fixed
 Charges:                             2.5x          2.8x      2.3x      2.4x      2.0x        1.7x               --(4)
Ratio of Earnings to Combined
 Fixed Charges and Preferred
 Stock Dividends:                     2.5x          2.8x      2.3x      2.4x      2.0x        1.7x               --(4)

----------
  (1) The predecessor company refers to the ten initial business units we purchased from Lockhead Martin Corporation in 1997.

  (2) Our results of operations are impacted significantly by our acquisitions, which are described in this prospectus or in documents incorporated herein by reference.

  (3) Reflects the acquisition of our predecessor company and the commencement of our operations effective April 1, 1997.

  (4) Earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends by $0.5 million for the three months ended March 31, 1997.


                                USE OF PROCEEDS

     Unless otherwise indicated in a prospectus supplement, L-3 Communications Holdings and L-3 Communications Corporation, as the case may be, will use all or a portion of the net proceeds from the sale of the offered securities for general working capital purposes, including acquisitions. General working capital purposes may include repayment of other debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purposes.

     We will not receive any proceeds from the sale of any shares of common stock offered by the selling stockholders.


                                DIVIDEND POLICY

     L-3 Communications Holdings currently intends to retain its earnings to finance future growth and, therefore, does not anticipate paying any cash dividends on its common stock in the foreseeable future. Any determination as to the payment of dividends will depend upon the future results of operations, capital requirements and financial condition of L-3 Communications Holdings and its subsidiaries and such other facts as the board of directors of L-3 Communications Holdings may consider, including any contractual or statutory restrictions on L-3 Communications Holdings' ability to pay dividends. Moreover, L-3 Communications Holdings is a holding company and its ability to pay dividends is dependent upon receipt of dividends, distributions, advances, loans or other cash transfers from L-3 Communications Corporation. Certain outstanding debt instruments of L-3 Communications Corporation limit its ability to pay dividends or other distributions on L-3 Communications Corporation's common stock or to make advances, loans or other cash transfers to L-3 Communications Holdings.

                         DESCRIPTION OF DEBT SECURITIES


     The following description of the terms of the debt securities summarizes certain general terms that will apply to the debt securities offered by L-3 Communications Holdings or by L-3 Communications Corporation, as the case may be. The description is not complete, and we refer you to the indentures, forms of which are included as exhibits to the registration statement of which this prospectus is a part. In addition, the terms described below may be amended, supplemented or otherwise modified pursuant to one or more supplemental indentures. Any such amendments, supplements or modifications will be set forth in the applicable prospectus supplement. For your reference, in several cases below we have noted the section in the indentures that the paragraph summarizes. Capitalized items have the meanings assigned to them in the indentures. The referenced sections of the indentures and the definitions of capitalized terms are incorporated by reference in the following summary.

     The debt securities issued by L-3 Communications Corporation will be senior, senior subordinated or subordinated debt of L-3 Communications Corporation and will be guaranteed by L-3 Communications Holdings and may be further guaranteed by substantially all of L-3 Communications Corporation's wholly-owned domestic subsidiaries. The debt securities issued by L-3 Communications Holdings will be senior, senior subordinated or subordinated debt of L-3 Communications Holdings and may be guaranteed by substantially all of its wholly-owned domestic subsidiaries. L-3 Communications Holdings may issue debt securities either separately, or together with, upon conversion of or in exchange for other securities.

     The debt securities issued by L-3 Communications Holdings will be issued under an indenture between L-3 Communications Holdings and The Bank of New York, as Trustee (the "Holdings Indenture"). The debt securities to be issued by L-3 Communications Corporation will be issued under an indenture among L-3 Communications Corporation, L-3 Communications Holdings, as guarantor, and The Bank of New York, as trustee (the "Communications Indenture," and together with the Holdings Indenture referred to herein as the "Indentures"). The Indentures are substantially identical, except for the provisions relating to L-3 Communications Holdings' guarantee of the debt securities that may be issued by L-3 Communications Corporation. For purposes of the summary set forth below, obligors refers to L-3 Communications Holdings in the case of debt securities issued by L-3 Communications Holdings pursuant to the Holdings Indenture and L-3 Communications Corporation and L-3 Communications Holdings, as guarantor, in the case of debt securities issued by L-3 Communications Corporation pursuant to the Communications Indenture. This summary of the Indentures is qualified by reference to the Indentures. You should refer to the Indentures in addition to reading this summary. The summary is not complete and is subject to the specific terms of the Indentures.



GENERAL

     Under the Holdings Indenture and the Communications Indenture, L-3 Communications Holdings and L-3 Communications Corporation, respectively, will be able to issue from time to time in one or more series an unlimited amount of debt securities. Each time that L-3 Communications Holdings or L-3 Communications Corporation issues a new series of debt securities, the supplement to the prospectus relating to that new series will specify the terms of those debt securities, including:

     o Designation, amount and denominations;

     o Percentage of principal amount at which debt securities will be issued;

     o Maturity date;

     o Interest rate and payment dates;

     o Terms and conditions of exchanging or converting debt securities for other securities;

     o Currency of issue;

     o Redemption terms;

     o Whether the debt securities will be guaranteed by subsidiaries of L-3 Communications Holdings or L-3 Communications Corporation, as the case may be;

     o Whether the debt securities and/or any guarantees will be senior, senior subordinated or subordinated; and

     o Any other specific terms of the debt securities, including any deleted, modified or additional events of default or remedies or additional covenants provided with respect to the debt securities, and any terms that may be required by or advisable under applicable laws or regulations.

     Unless otherwise specified in any prospectus supplement, the debt securities will be issuable in registered form without coupons and in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any transfer or exchange of any debt securities, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to discounted debt securities or to some debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable prospectus supplement.

     In determining whether the holders of the requisite aggregate principal amount of outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, the principal amount of any series of debt securities originally issued at a discount from their stated principal amount that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of the determination upon a declaration of acceleration of the maturity thereof.

     Payments relating to the debt securities generally will be paid by L-3 Communications Holdings or L-3 Communications Corporation, as the case may be, at The Bank of New York's corporate trust office. However, L-3 Communications Holdings or L-3 Communications Corporation, as the case may be, may elect to pay interest by mailing checks directly to the registered holders of the debt securities. You can transfer your debt securities at The Bank of New York's corporate trust office.


RANKING

     Unless otherwise described in the prospectus supplement for any series, the debt securities issued by L-3 Communications Holdings or L-3 Communications Corporation, as the case may be, will be unsecured and will rank on a parity with all of the other unsecured and unsubordinated indebtedness issued by L-3 Communications Holdings or L-3 Communications Corporation, as the case may be.

     L-3 Communications Holdings is a holding company and conducts all of its operations through subsidiaries. L-3 Communications Corporation, L-3 Communications Holdings' wholly-owned subsidiary, conducts a material amount of operations through its subsidiaries. L-3 Communications Holdings' and L-3 Communications Corporation's right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities issued by L-3 Communications Holdings or L-3 Communications Corporation, as the case may be, to benefit as creditors of L-3 Communications Holdings or L-3 Communications Corporation, as the case may be, from such distribution) is junior to creditors of that subsidiary. As a result, claims of holders of the debt securities issued by L-3 Communications Holdings or L-3 Communications Corporation will generally have a junior position to claims of creditors of L-3 Communications Holdings' or L-3 Communications Corporation's subsidiaries, except to the extent that L-3 Communications Holdings or L-3 Communications Corporation, as the case may be, may be recognized as a creditor of those subsidiaries or those subsidiaries guarantee the debt securities.


REOPENING OF ISSUE

     L-3 Communications Holdings and L-3 Communications Corporation, as the case may be, may, from time to time, reopen an issue of debt securities without the consent of the holders of the debt securities and issue additional debt securities with the same terms (including maturity and interest payment terms) as debt securities issued on an earlier date. After such additional debt securities are issued they will be fungible with the previously issued debt securities to the extent specified in the applicable prospectus supplement.


DEBT GUARANTEES

     L-3 Communications Holdings will fully and unconditionally guarantee, pursuant to the Communications Indenture, the due and prompt payment of the principal of and premium, if any, and interest on the debt securities issued by L-3 Communications Corporation when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise. Debt securities of L-3 Communications Holdings may be guaranteed by, and debt securities of L-3 Communications Corporation may be further guaranteed by, additional subsidiaries of L-3 Communications Holdings, the "subsidiary guarantors". If debt securities are guaranteed by subsidiary guarantors, that guarantee will be set forth in the applicable Indenture or a supplemental indenture.

     Payments with respect to the guarantee by L-3 Communications Holdings of the senior subordinated debt securities and subordinated debt securities issued by L-3 Communications Corporation will be subordinated in right of payment to the prior payment in full of all senior indebtedness of L-3 Communications Holdings to the same extent and manner that payments with respect to the senior subordinated debt securities and subordinated debt securities issued by L-3 Communications Corporation are subordinated in right of payment to the prior payment in full of all senior indebtedness of L-3 Communications Corporation. Likewise, payments with respect to subsidiary guarantees of senior subordinated debt securities and subordinated debt securities of L-3 Communications Holdings and L-3 Communications Corporation, as the case may be, will be subordinated in right of payment to the prior payment in full of all senior indebtedness of each such subsidiary guarantor to the same extent and manner that payments with respect to the senior subordinated debt securities and subordinated debt securities of L-3 Communications Holdings and L-3 Communications Corporation, as the case may be, are subordinated in right of payment to the prior payment in full of all senior indebtedness of the issuer of such debt securities.


MERGER AND CONSOLIDATION

     Unless otherwise described in the prospectus supplement of any series, each of L-3 Communications Holdings and L-3 Communications Corporation may under the applicable Indenture, without the consent of the holders of debt securities, consolidate with, merge with or into or transfer all or substantially all of its assets to any other corporation organized under the laws of the United States or any of its political subdivisions provided that:

     o the surviving corporation assumes all the obligations of L-3 Communications Holdings and L-3 Communications Corporation, as the case may be, under the applicable Indenture;

     o at the time of such transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

     o certain other conditions are met.


MODIFICATION

     Generally, the rights and obligations of L-3 Communications Holdings and L-3 Communications Corporation, as the case may be, and the holders' rights may be modified with the consent of holders of a majority of the outstanding debt securities of each series affected by such modification. However, unless otherwise described in the prospectus supplement of any series, no modification or amendment may occur without the consent of the affected holder of a debt security if that modification or amendment would do any of the following:

     o Change the stated maturity date of the principal of, or any installment of interest on, any of the holder's debt securities.

     o Reduce the principal amount of, or the interest (or premium, if any) on, the debt security (including in the case of a discounted debt security, the amount payable upon acceleration of maturity or provable in bankruptcy).

     o Change the currency of payment of the debt security.

     o Impair the right to institute suit for the enforcement of any payment on the debt security or adversely affect the right of repayment, if any, at the option of the holder.

     o Reduce the percentage of holders of debt securities necessary to modify or amend the Indentures or to waive any past default.

     o Release a guarantor from its obligations under its guarantee, other than in accordance with the terms thereof.

     o Modify the obligations of L-3 Communications Holdings or L-3 Communications Corporation, as the case may be, to maintain an office or agency in New York City.

     A modification which changes a covenant or provision expressly included solely for the benefit of holders of one or more particular series will not affect the rights of holders of debt securities of any other series. (Section 9.02)

     Each Indenture provides that the obligors and The Bank of New York, as trustee, may make modifications without the consent of the debt security holders in order to do the following: (Section 9.01)

     o Evidence the assumption by a successor entity of the obligations of any of the obligors under that Indenture.

     o Convey security for the debt securities to The Bank of New York.

     o Add covenants, restrictions or conditions for the protection of the debt security holders.

     o Provide for the issuance of debt securities in coupon or fully registered form.

     o Establish the form or terms of debt securities of any series.

     o Cure any ambiguity or correct any defect in the applicable Indenture which does not adversely affect the interests of a holder.

     o Evidence the appointment of a successor trustee or more than one trustee.

     o Surrendering any right or power conferred upon L-3 Communications Holdings or L-3 Communications Corporation, as the case may be.

     o Complying with the requirements of the Securities and Exchange Commission in order to maintain the qualification of the Indentures under the Trust Indenture Act of 1939, as amended.

     o Adding or modifying any other provisions with respect to matters or questions arising under the Indentures which L-3 Communications Holdings or L-3 Communications Corporation, as the case may be, and The Bank of New York may deem necessary or desirable and which will not adversely affect the interests of holders of debt securities.

     o Modify the existing covenants and events of default solely in respect of, or add new covenants or events of default that apply solely to, debt securities not yet issued and outstanding.

     o To provide for guarantees of the debt securities and to specify the ranking of the obligations of the guarantors under their respective guarantees.


EVENTS OF DEFAULT

     In the Indentures, an event of default means, unless otherwise described in the prospectus supplement of any series, any one of the following:

     o Failure to pay interest on a debt security for 30 days;

     o Failure to pay principal and premium, if any, when due;

     o Failure to pay or satisfy a sinking fund installment when due;

     o Failure by L-3 Communications Holdings or L-3 Communications
       Corporation, as the case may be, or by a guarantor of the debt securities to perform any other covenant in the Indenture that continues for 60 days after receipt of notice;

     o Certain events in bankruptcy, insolvency or reorganization; or

     o A guarantee being held in any judicial proceeding to be unenforceable or invalid.

     An event of default relating to one series of debt securities does not necessarily constitute an event of default with respect to any other series issued under the applicable Indenture. If an event of default exists with respect to a series of debt securities, The Bank of New York or the holders of at least 25% of the outstanding debt securities of that series may declare the principal of that series due and payable.

     Any event of default with respect to a particular series of debt securities may be waived by the holders of a majority of the outstanding debt securities of that series, except for a failure to pay principal premium or interest on the debt security. (Sections 5.01, 5.02 and 5.08)

     The Bank of New York may withhold notice to the holder of the debt securities of any default (except in payment of principal, premium, interest or sinking fund payment) if The Bank of New York thinks it is in the interest of the holders. (Section 6.02)

     Subject to the specific duties that arise under the applicable Indenture if an event of default exists, The Bank of New York is not obligated to exercise any of its rights or powers under the applicable Indenture at the request of the holders of the debt securities unless they provide reasonable indemnity satisfactory to it. (Sections 6.01 and 6.03) Generally, the holders of a majority of the outstanding debt securities can direct the proceeding for a remedy available to The Bank of New York or for exercising any power conferred on The Bank of New York as the trustee. (Section 5.08)


TRUSTEE'S RELATIONSHIP

     The Bank of New York or its affiliates may from time to time in the future provide banking and other services to L-3 Communications Holdings and L-3 Communications Corporation in the ordinary course of their business. The Indentures provide that L-3 Communications Holdings or L-3 Communications Corporation, as the case may be, will indemnify The Bank of New York against any and all loss, liability claim, damage or expense incurred that arises from the trust created by the applicable Indenture unless the loss, liability or expense results from The Bank of New York's negligence or willful misconduct. (Sections 6.01 and 6.07)


GLOBAL SECURITIES

     L-3 Communications Holdings and L-3 Communications Corporation may issue some of the debt securities as global securities that will be deposited with a depository identified in a prospectus supplement. Global securities may be issued in registered form and may be either temporary or permanent. A prospectus supplement will contain additional information about depository arrangements.

     Registered global securities will be registered in the depository's name or in the name of its nominee. When L-3 Communications Holdings or L-3 Communications Corporation issues a global security, the depository will credit that amount of debt securities to the investors that have accounts with the depository or its nominee. The underwriters or the debt security holders' agent will designate the accounts to be credited, unless the debt securities are offered and sold directly by L-3 Communications Holdings or L-3 Communications Corporation, in which case, L-3 Communications Holdings or L-3 Communications Corporation, as the case may be, will designate the appropriate account to be credited.

     Investors who have accounts with a depository, and people who have an interest in those institutions, are the beneficial owners of global securities held by that particular depository.

     Neither L-3 Communications Holdings nor L-3 Communications Corporation will maintain records regarding ownership or the transfer of global securities held by a depository or to nominee. If you are the beneficial owner of global securities held by a depository, you must get information directly from the depository.

     As long as a depository is the registered owner of a global security, that depository will be considered the sole owner of the debt securities represented by that global security. Except as set forth below, beneficial owners of global securities held by a depository will not be entitled to:

     o Register the represented debt securities in their names;

     o Receive physical delivery of the debt securities; or

     o Be considered the owners or holders of the global security under the applicable Indenture.

     Payments on debt securities registered in the name of a depository or its nominee will be made to the depositary or its nominee. (Section 2.03)

     When a depository receives a payment, it must immediately credit the accounts in amounts proportionate to the account holders' interests in the global security. The beneficial owners of a global security should, and are expected to, establish standing instructions and customary practices with their investor that has an account with the depository, so that payments can be made with regard to securities beneficially held for them, much like securities held for the accounts of customers in bearer form or registered in "street name."

     A global security can only be transferred in whole by the depository to a nominee of such depository, or to another nominee of a depository. If a depository is unwilling or unable to continue as a depository and L-3 Communications Holdings or L-3 Communications Corporation, as the case may be, does not appoint a successor depository within ninety (90) days, L-3 Communications Holdings or L-3 Communications Corporation, as the case may be, will issue debt securities in exchange for all of the global securities held by that depository. In addition, L-3 Communications Holdings and L-3 Communications Corporation may eliminate all global securities at any time and issue debt securities in exchange for them. Further, L-3 Communications Holdings and L-3 Communications Corporation may allow a depository to surrender a global security in exchange for debt securities on any terms that are acceptable to them and the depository. Finally, an interest in the global security is exchangeable for a definitive debt security if an event of default has occurred as described above under "Events of Default." (Section 3.07)

     If any of these events occur, L-3 Communications Holdings and L-3 Communications Corporation, as the case may be, will execute and The Bank of New York will authenticate and deliver to the beneficial owners of the global security in question a new registered security in an amount equal to and in exchange for that person's beneficial interest in the exchange global security. The depository will receive a new global security in an amount equal to the difference, if any, between the amount of the surrendered global security and the amount of debt securities delivered to the beneficial owners. Debt securities issued in exchange for global securities will be registered in the same names and in the same denominations as indicated by the depository's records and in accordance with the instructions from its direct and indirect participants. (Section 3.07)

     The laws of certain jurisdictions require some people who purchase securities to actually take physical possession of those securities. The limitations imposed by these laws may impair your ability to transfer your beneficial interests in a global security.

                         DESCRIPTION OF CAPITAL STOCK


GENERAL


     The current certificate of incorporation of L-3 Communications Holdings authorizes 300,000,000 shares of common stock with a par value of $.01 per share and 50,000,000 shares of preferred stock. As of June 1, 2002, the outstanding capital stock of L-3 Communications Holdings consisted of 79,460,365 shares of common stock. The following summaries of certain provisions of L-3 Communications Holdings' capital stock do not purport to be complete and are subject to, and qualified in their entirety by (1) the provisions of the certificate of incorporation, including the certificate of designations pursuant to which any series of preferred stock may be issued, (2) the bylaws of L-3 Communications Holdings and (3) by applicable law.



COMMON STOCK

     Voting Rights. Holders of L-3 Communications Holdings' common stock are entitled to one vote per share on all matters to be voted upon by stockholders of L-3 Communications Holdings, and do not have cumulative voting rights.

     Dividend Rights. The holders of L-3 Communications Holdings' common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors of L-3 Communications Holdings out of funds legally available for that purpose, subject to preferences that may be applicable to any outstanding preferred stock and any other provisions of L-3 Communications Holdings' certificate of incorporation. L-3 Communications Holdings does not, however, anticipate paying any cash dividends in the foreseeable future.

     Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of L-3 Communications Holdings, after payment of the debts and other liabilities of L-3 Communications Holdings, and subject to the rights of holders of shares of preferred stock, holders of common stock are entitled to share in any distribution to the stockholders on a pro rata basis.

     Miscellaneous. All of the outstanding shares of common stock of L-3 Communications Holdings are, and the shares of common stock offered hereby will be, fully paid and non-assessable. Holders of common stock have no preemptive or other rights to subscribe for additional shares. No shares of common stock are subject to redemption or a sinking fund.


PREFERRED STOCK

     General. L-3 Communications Holdings' certificate of incorporation authorizes its board of directors to cause preferred stock to be issued in one or more series, without stockholder action. The board of directors of L-3 Communications Holdings is authorized to issue up to 50,000,000 shares of preferred stock, par value $.01 per share, and can determine the number of shares of each series, and the rights, preference and limitations of each series. L-3 Communications Holdings may amend its certificate of incorporation to increase the number of authorized shares of preferred stock in a manner permitted by its certificate of incorporation and the Delaware General Corporation Law.

     The particular terms of any series of preferred stock being offered by L-3 Communications Holdings under this shelf registration will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

     o The number of shares of the series of preferred stock being offered;

     o The title and liquidation preference per share of that series of the preferred stock;

     o The purchase price of the preferred stock;

     o The dividend rate or method for determining such rate;

     o The dates on which dividends will be paid;

     o Whether dividends on that series of preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

     o Any redemption or sinking fund provisions applicable to that series of preferred stock;

     o Any conversion or exchange provisions applicable to that series of preferred stock;

     o Whether L-3 Communications Holdings has elected to offer depositary shares with respect to that series of preferred stock; and

     o Any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of preferred stock.

     If the terms of any series of preferred stock being offered differ from the terms set forth herein, those terms will also be disclosed in the prospectus supplement relating to that series of preferred stock. The following summary is not complete. You should refer to the certificate of designations relating to the series of the preferred stock for the complete terms of that preferred stock. That certificate of designations will be filed with the Securities and Exchange Commission promptly after the offering of the preferred stock.

     The preferred stock will, when issued, be fully paid and nonassessable.

     Voting Rights. Except as indicated in the prospectus supplement, or except as expressly required by applicable law, the holders of preferred stock will not be entitled to vote.

     Dividend Rights. Holders of preferred stock of each series will be entitled to receive, when, as and if declared by the board of directors of L-3 Communications Holdings, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on L-3 Communications Holdings' stock books on record dates determined by the board of directors of L-3 Communications Holdings. Dividends on any series of the preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the board of directors of L-3 Communications Holdings fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and L-3 Communications Holdings will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

     No full dividends will be declared or paid on any series of preferred stock, unless full dividends for the dividend period commencing after the immediately preceding dividend payment date (and cumulative dividends still owing, if any) have been or contemporaneously are declared and paid on all other series of preferred stock that have the same rank as, or rank senior to, that preferred stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as, or ranking senior to, that series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on that series of preferred stock and the other preferred stock bear to each other. In addition, generally, unless full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of preferred stock have been paid, no dividends will be declared or paid on the common stock and generally L-3 Communications Holdings may not redeem or purchase any common stock. No interest, or sum of money in lieu of interest, will be paid in connection with any dividend payment or payments which may be in arrears.

     Unless otherwise described in the prospectus supplement, the amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

     Rights Upon Liquidation. In the event L-3 Communications Holdings liquidates, dissolves or winds-up its affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to each series of preferred stock, plus an amount equal to accrued and unpaid dividends, if any, before any distribution of assets is made to the holders of L-3 Communications Holdings' common stock. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of preferred stock and of such other stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of L-3 Communications Holdings' remaining assets unless otherwise specified in the applicable prospectus supplement. Neither the sale of all or substantially all of L-3 Communications Holdings' property or business nor a merger or consolidation by L-3 Communications Holdings with any other corporation will be considered a dissolution, liquidation or winding up by L-3 Communications Holdings of its business affairs.

     Redemption. Any series of preferred stock may be redeemable, in whole or in part, at the option of L-3 Communications Holdings. In addition, any series of preferred stock may be subject to mandatory redemption, including pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the prospectus supplement.

     If a series of preferred stock is subject to mandatory redemption, the prospectus supplement will specify (1) the year L-3 Communications Holdings can begin to redeem shares of the preferred stock, (2) the number of shares of the preferred stock that L-3 Communications Holdings can redeem each year, and (3) the redemption price per share. L-3 Communications Holdings may pay the redemption price in cash, stock or in cash that it has received specifically from the sale of its capital stock, as specified in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of its capital stock, the terms of the series of preferred stock may also provide that, if no such capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.

     If fewer than all the outstanding shares of any series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the board of directors of L-3 Communications Holdings will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares other than the right to receive the redemption price will cease.

     In the event that full dividends, including accrued but unpaid dividends, if any, have not been paid on any series of preferred stock, L-3 Communications Holdings may not redeem that series in part and may not purchase or acquire any shares of that series of preferred stock, except by any offer made on the same terms to all holders of that series of preferred stock.

     Miscellaneous. The preferred stock will, when issued, be fully paid and nonassessable. The preferred stock will have no preemptive rights.


TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for L-3 Communications Holdings' common stock is EquiServe Trust Company, N.A. The transfer agent and registrar for L-3 Communications Holdings' preferred stock will be set forth in the applicable prospectus supplement.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF L-3 COMMUNICATIONS HOLDINGS' CHARTER AND BYLAWS

     The certificate of incorporation of L-3 Communications Holdings provides for its board of directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights, and the stockholders representing a majority of the shares of common stock outstanding are able to elect all of the directors.

     The certificate of incorporation of L-3 Communications Holdings also requires that any action required or permitted to be taken by its stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. The stockholders of L-3 Communications Holdings may amend the bylaws of L-3 Communications Holdings or adopt new bylaws, by the affirmative vote of 662/3% of the outstanding voting securities. A special meeting of the stockholders may be called by L-3 Communications Holdings' Chairman, Chief Executive Officer or stockholders owning 10% or more of the outstanding voting capital stock. These provisions may have the effect of delaying, deferring or preventing a change in control.

     The classification of the board of directors and lack of cumulative voting will make it more difficult not only for another party to obtain control of L-3 Communications Holdings by replacing its board of directors, but also for its existing stockholders to replace the board of directors. Since the board of directors has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

     L-3 Communications Holdings' anti-takeover and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management. They are intended to enhance the likelihood of continued stability in the composition of its board of directors and in the policies of its board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. Additionally, these provisions are designed to reduce L-3 Communications Holdings' vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for L-3 Communications Holdings' shares and, as a consequence, they also may inhibit fluctuations in the market price of L-3 Communications Holdings' shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in L-3 Communications Holdings' management.


SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     L-3 Communications Holdings, as a Delaware corporation, is subject to
Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits it from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

     o prior to such time, the board of directors of L-3 Communications Holdings approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

     o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85.0% of the outstanding voting stock of L-3 Communications Holdings at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     o at or subsequent to such time, the business combination is approved by the board of directors of L-3 Communications Holdings and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock of L-3 Communications Holdings that is not owned by the interested stockholder.

     In general, Section 203 defines "business combination" to include the following:

     o any merger or consolidation involving the interested stockholder and L-3 Communications Holdings;

     o any sale, transfer, pledge or other disposition of 10% or more of assets involving the interested stockholder;

     o subject to certain exceptions, any transaction that results in the issuance or transfer of any of L-3 Communications Holdings' stock to the interested stockholder;

     o any transaction involving L-3 Communications Holdings that has the effect of increasing the proportionate share of the stock or any class or series of L-3 Communications Holdings' stock beneficially owned by the interested stockholder; or

     o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through L-3 Communications Holdings.

     In general, Section 203 defines "interested stockholder" as an entity or person beneficially owning 15% or more of the outstanding voting stock of L-3 Communications Holdings and any entity or person affiliated with or controlling or controlled by such entity or person.


        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     L-3 Communications Holdings may issue stock purchase contracts representing contracts obligating holders to purchase from L-3 Communications Holdings and obligating L-3 Communications Holdings to sell to the holders a specified number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

     The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either of the following:

    o Debt securities of L-3 Communications Holdings, or

    o Debt obligations of third parties, including U.S. Treasury securities,

securing the holder's obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require L-3 Communications Holdings to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances L-3 Communications Holdings may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder's obligations under the original stock purchase contract.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, which will be filed with the Securities and Exchange Commission promptly after the offering of such stock purchase contracts or stock purchase units and, if applicable, prepaid securities.


                            DESCRIPTION OF WARRANTS

     L-3 Communications Holdings may issue warrants for the purchase of debt securities, preferred stock or common stock of L-3 Communications Holdings. L-3 Communications Holdings may issue warrants independently or together with other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between L-3 Communications Holdings and a bank or trust company, as warrant agent. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants.

     Each warrant will entitle the holder to purchase the principal amount of debt securities of L-3 Communications Holdings, or the number of shares of preferred stock or common stock of L-3 Communications Holdings at the exercise price set forth in, or calculable as set forth in, the prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the prospectus supplement. After the close of business on the expiration date of the warrant, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement.

     The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

     o the title of the warrants;

     o the aggregate number of the warrants;

     o the price or prices at which the warrants will be issued;

     o the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the warrants;

     o the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each such security;

     o if applicable, the date on and after which the warrants and the related securities will be separately transferable;

     o the price at which the securities purchasable upon exercise of the warrants may be purchased;

     o the date on which the right to exercise the warrants will commence and the date on which the right will expire;

     o the minimum or maximum amount of the warrants that may be exercised at any one time;

     o information with respect to book-entry procedures, if any;

     o a discussion of certain United States federal income tax considerations; and

     o any other terms of the warrants, including terms, procedures and limitations relating to the exercise of the warrants.


                              SELLING STOCKHOLDERS


     The table below presents certain information regarding the beneficial ownership of the common stock of L-3 Communications Holdings outstanding as of June 1, 2002 by Frank C. Lanza, our Chairman, Chief Executive Officer and Director, and Robert V. LaPenta, our President, Chief Financial Officer and Director.




                                                                              NUMBER OF SHARES OF
                                                                          COMMON STOCK BENEFICIALLY
                                                                           OWNED AFTER THE SALE OF
                             SHARES OF COMMON STOCK   MAXIMUM NUMBER OF       MAXIMUM NUMBER OF
                               BENEFICIALLY OWNED     SHARES OF COMMON     SHARES OF COMMON STOCK
                            ------------------------  STOCK TO BE SOLD    --------------------------
NAME OF BENEFICIAL OWNER       NUMBER    PERCENTAGE       HEREUNDER           NUMBER    PERCENTAGE
--------------------------- ----------- ------------ ------------------   ------------ -------------
Frank C. Lanza ............ 4,779,914        5.9%    500,000               4,279,914        4.4%
Robert V. LaPenta ......... 5,135,199        6.3%    500,000               4,635,199        4.8%

                              PLAN OF DISTRIBUTION

     L-3 Communications Holdings, L-3 Communications Corporation and the selling stockholders may sell the securities offered by this prospectus through underwriters, dealers or agents or directly to one or more purchasers including through a dividend reinvestment program. The applicable prospectus supplement will list the names of any underwriters or agents involved in the sale of the offered securities and any applicable commissions or discounts. In addition, the applicable prospectus supplement will list any securities exchanges on which the offered securities may be listed.

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered through an underwriting syndicate represented by many underwriters. The obligations of the underwriters to purchase the offered securities will be subject to certain conditions. The underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The offered securities may be sold directly by L-3 Communications Holdings, L-3 Communications Corporation and the selling stockholders or through agents. Any agent will be named, and any commissions payable to that agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis.

     L-3 Communications Holdings, L-3 Communications Corporation and the selling stockholders may authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase securities offered by this prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement. The prospectus supplement will set forth the commission payable for soliciting such contracts.


     L-3 Communications Holdings, L-3 Communications Corporation and the selling stockholders may agree to indemnify underwriters, dealers or agents against certain civil liabilities, including liabilities under the Securities Act of 1933, and may also agree to contribute to payments which the underwriters, dealers or agents may be required to make.


                                 LEGAL MATTERS

     The validity of each of the securities offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett, New York, New York.


                                    EXPERTS

     The following financial statements have been incorporated by reference in this registration statement in reliance of the reports of PricewaterhouseCoopers LLP, independent accountants, given on their authority as experts in accounting and auditing:

    o Our consolidated financial statements as of December 31, 2001 and 2000 and for the three years ended December 31, 2001 incorporated by reference in this registration statement from our Annual Report on Form 10-K for the year ended December 31, 2001; and

    o The combined financial statements of Aircraft Integration Systems Business as of December 31, 2001 and 2000 and for the three years ended December 31, 2001 incorporated by reference in this registration statement from our Current Report on Form 8-K dated March 22, 2002.


                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the SEC. Such reports and other information can be inspected and copied at the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at a regional public reference facility maintained by the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

     So long as we are subject to the periodic reporting requirements of the Securities Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the notes. We have agreed that, even if we are not required under the Securities Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 of the Securities Exchange Act to the trustee and the holders of the notes as if it were subject to such periodic reporting requirements.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

     o Our Current Report on Form 8-K dated March 22, 2002; and

     o Our Current Report on Form 8-K dated April 24, 2002.

     You can request a copy of these filings at no cost, by writing or calling us at the following address:

          L-3 Communications Holdings, Inc.
          600 Third Avenue
          New York, New York 10016
          (212) 697-1111
          Attention: Corporate Secretary.

     YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. YOU SHOULD READ ALL INFORMATION SUPPLEMENTING THIS PROSPECTUS.

              [GRAPHIC OF AVIATION COMBINED ARMS TACTICAL TRAINER-
                AVIATION RECONFIGURABLE MANNED SIMULATOR OMITTED]

[GRAPHIC OMITTED]


                                14,000,000 SHARES


                            [L3 COMMUNICATIONS LOGO]



                                  COMMON STOCK



                              ---------------------

                              PROSPECTUS SUPPLEMENT
                                 JUNE    , 2002

                              ---------------------


                                 LEHMAN BROTHERS


                              ---------------------

                           CREDIT SUISSE FIRST BOSTON

                            BEAR, STEARNS & CO. INC.

                               MERRILL LYNCH & CO.

                                    SG COWEN

                              ---------------------

                              GOLDMAN, SACHS & CO.

                              SALOMON SMITH BARNEY

                               WACHOVIA SECURITIES

                PART II INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemization of all fees and expenses, other than underwriting discounts and commissions, incurred or expected to be incurred by L-3 Communications Holdings, Inc. in connection with the issuance and distribution of the securities being registered hereby. All but the Securities and Exchange Commission registration fee are estimates and remain subject to future contingencies.

Securities and Exchange Commission registration fee .........    $ 97,118
Legal fees and expenses .....................................     250,000
Accounting fees and expenses ................................     100,000
Trustees' fees and expenses .................................       2,500
Printing and engraving fees .................................     100,000
Miscellaneous expenses ......................................      50,000
                                                                 --------
   Total ....................................................    $599,618
                                                                 ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

     (i) permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

     (ii) permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

     (iii) mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by (i) and (ii) above; and

     (iv) that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

     In addition to the indemnification provisions of the DGCL described above, our Certificate of Incorporation (the "Certificate of Incorporation") provides that we shall, to the fullest extent permitted by the DGCL, (i) indemnify our officers and directors and (ii) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.

     Our Bylaws (the "Bylaws") require the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with proceedings by or in the right of the Registrant, the Bylaws provide that indemnification shall include not only reasonable expenses, but also judgments, fines, penalties and amounts paid in settlement. The Bylaws provide that the Registrant may, subject to authorization on a case by case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the board of directors.

     The Bylaws purport to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein.

     Our Certificate of Incorporation limits the personal liability of our directors to us or our stockholders for monetary damages for breach of the fiduciary duty as a director, other than liability as a director (i) for breach of duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions) or
(iv) for any transaction for which the director derived an improper personal benefit.

     We maintain officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 16. EXHIBITS

     The following exhibits are filed as part of this registration statement:

 EXHIBIT
   NO.   DESCRIPTION
-------- --------------------------------------------------------------------------------------------
  1.1    Form of Debt Underwriting Agreement*
  1.2    Form of Equity Underwriting Agreement*
  1.3    Form of Preferred Stock Underwriting Agreement*
  1.4    Form of Warrants Underwriting Agreement*
  1.5    Form of Stock Purchase Units Underwriting Agreement*
  1.6    Form of Stock Purchase Contracts Underwriting Agreement*
  4.1    Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of L-3
         Communications Holdings, Inc.'s Registration Statement on Form S-1, as filed with the
         Commission on February 27, 1998 (File No. 333-46975))
  4.2    By-laws (incorporated herein by reference to Exhibit 3.2 of L-3 Communications Holdings,
         Inc.'s Registration Statement on Form S-1, as filed with the Commission on February 27,
         1998 (File No. 333-46975))
  4.3    Form of stock certificate (incorporated herein by reference to Exhibit 4.1 of L-3
         Communications Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-46975))
  4.4    Stockholders Agreement dated as of April 30, 1997 among L-3 Communications Holdings,
         Inc. and the stockholders parties thereto (incorporated by reference to Exhibit 10.3 to L-3
         Communications Holdings, Inc.'s Registration Statement on Form S-1 No. 333-46975)
  4.5    Form of L-3 Communications Holdings Indenture**
  4.6    Form of L-3 Communications Corporation Indenture**
  4.7    Form of L-3 Communications Holdings Debt Security*
  4.8    Form of L-3 Communications Corporation Debt Security*
  4.9    Form of Guarantee under Holdings Indenture*
  4.10   Form of Guarantee under Communications Indenture*
  4.11   Form of preferred stock share certificate.*
  4.12   Form of Purchase Contract Agreement relating to stock purchase contracts and stock purchase units*
  4.13   Form of Pledge Agreement for stock purchase contracts and stock purchase units.*
  4.14   Form of Warrant Agreement*
  5.1    Opinion of Simpson Thacher & Bartlett**
  12     Statements re: Computation of Ratios***
 23.1    Consent of PricewaterhouseCoopers LLP with respect to the combined financial statements of Aircraft Integration Systems Business****
 23.2    Consent of Simpson Thacher & Bartlett (contained in their opinion filed as Exhibit 5.1)
  24     Power of Attorney of L-3 Communications Holdings, Inc., L-3 Communications Corporation
         and the Additional Registrants (included on the signature pages to the initial registration statement)
 25.1    Statement of Eligibility of Trustee on Form T-1 under the Holdings Indenture**
 25.2    Statement of Eligibility of Trustee on Form T-1 under the Communications Indenture**

----------
*     To be filed with a subsequent 8-K

**    Filed with the initial registration statement


***   Filed with Amendment No. 1 to the registration statement


****  Filed herewith

ITEM 17. UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's Annual Report on Form 10-K pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.


(f) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 7, 2002.


                            L-3 COMMUNICATIONS HOLDINGS, INC.



                            By: /s/ Christopher C. Cambria
                                -----------------------------------------------
                            Christopher C. Cambria, Senior Vice President -- General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





         SIGNATURE                             TITLE                         DATE
--------------------------   ----------------------------------------   -------------
             *               Chairman, Chief Executive Officer and      June 7, 2002
 -----------------------     Director
  Frank C. Lanza

             *               President, Chief Financial Officer and     June 7, 2002
 -----------------------     Director
  Robert V. LaPenta

             *               Senior Vice President -- Finance           June 7, 2002
 -----------------------
  Michael T. Strianese

             *               Director                                   June 7, 2002
 -----------------------
  Thomas A. Corcoran

             *               Director                                   June 7, 2002
 -----------------------
  Robert B. Millard

             *               Director                                   June 7, 2002
 -----------------------
  John E. Montague

             *               Director                                   June 7, 2002
 -----------------------
  John M. Shalikashvili

             *               Director                                   June 7, 2002
 -----------------------
  Arthur L. Simon

             *               Director                                   June 7, 2002
 -----------------------
  Alan H. Washkowitz

*     By: /s/ Christopher C. Cambria
     -------------------------------
     Christopher C. Cambria
        Attorney-In-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 7, 2002.


                                        L-3 COMMUNICATIONS CORPORATION



                                        By: /s/ Christopher C. Cambria
                                          ------------------------------------
                                        Christopher C. Cambria, Senior Vice
                                        President --
                                        General Counsel and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





        SIGNATURE                             TITLE                         DATE
-------------------------   ----------------------------------------   -------------
             *              Chairman, Chief Executive Officer and      June 7, 2002
-----------------------     Director
        Frank C. Lanza

             *              President, Chief Financial Officer and     June 7, 2002
-----------------------     Director
      Robert V. LaPenta

             *              Senior Vice President -- Finance           June 7, 2002
-----------------------
    Michael T. Strianese

             *              Director                                   June 7, 2002
-----------------------
     Thomas A. Corcoran

             *              Director                                   June 7, 2002
-----------------------
      Robert B. Millard

             *              Director                                   June 7, 2002
-----------------------
      John E. Montague

             *              Director                                   June 7, 2002
-----------------------
   John M. Shalikashvili

             *              Director                                   June 7, 2002
-----------------------
       Arthur L. Simon

             *              Director                                   June 7, 2002
-----------------------
     Alan H. Washkowitz

*    By: /s/ Christopher C. Cambria
     ------------------------------
     Christopher C. Cambria
     Attorney-In-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 7, 2002.



                                        ELECTRODYNAMICS, INC.
                                        L-3 COMMUNICATIONS DBS MICROWAVE, INC.
                                        L-3 COMMUNICATIONS STORM CONTROL
                                         SYSTEMS, INC.
                                        MICRODYNE CORPORATION



                                        By: /s/ Christopher C. Cambria
                                          ------------------------------------
                                        Christopher C. Cambria, Vice President
                                        and Secretary




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






           SIGNATURE                               TITLE                         DATE
------------------------------   ----------------------------------------   -------------
               *                 Chief Executive Officer and Director       June 7, 2002
 -----------------------
          Frank C. Lanza

               *                 Chief Financial Officer and Director       June 7, 2002
 -----------------------
        Robert V. LaPenta

  /s/ Christopher C. Cambria     Vice President, Secretary and Director     June 7, 2002
 -----------------------
     Christopher C. Cambria

*     By: /s/ Christopher C. Cambria
     ----------------------
     Christopher C. Cambria
     Attorney-In-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 7, 2002.


                                     AMI INSTRUMENTS, INC.
                                     APCOM, INC.
                                     CELERITY SYSTEMS INCORPORATED
                                     COLEMAN RESEARCH CORPORATION
                                     EER SYSTEMS, INC.
                                     HENSCHEL INC.
                                     HYGIENETICS ENVIRONMENTAL
                                      SERVICES, INC.
                                     INTERSTATE ELECTRONICS CORPORATION
                                     KDI PRECISION PRODUCTS, INC.
                                     L-3 COMMUNICATIONS AIS GP CORPORATION
                                     L-3 COMMUNICATIONS ANALYTICS CORPORATION
                                     L-3 COMMUNICATIONS ATLANTIC SCIENCE AND
                                      TECHNOLOGY CORPORATION
                                     L-3 COMMUNICATIONS AYDIN CORPORATION
                                     L-3 COMMUNICATIONS ESSCO, INC.
                                     L-3 COMMUNICATIONS ILEX SYSTEMS, INC.
                                     L-3 COMMUNICATIONS INVESTMENTS, INC.
                                     L-3 COMMUNICATIONS SPD
                                      TECHNOLOGIES, INC.
                                     MICRODYNE COMMUNICATIONS  TECHNOLOGIES
                                      INCORPORATED
                                     MICRODYNE OUTSOURCING INCORPORATED
                                     MPRI, INC.
                                     PAC ORD INC.
                                     POWER PARAGON, INC.
                                     SPD ELECTRICAL SYSTEMS, INC.
                                     SPD HOLDINGS, INC.
                                     SPD SWITCHGEAR INC.
                                     SOUTHERN CALIFORNIA MICROWAVE, INC.



                                     By: /s/ Christopher C. Cambria
                                       --------------------------------------
                                     Christopher C. Cambria, Vice President
                                     and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






           SIGNATURE                         TITLE                    DATE
------------------------------   -----------------------------   -------------
               *                 Chief Executive Officer         June 7, 2002
 -----------------------
          Frank C. Lanza

               *                 Chief Financial Officer         June 7, 2002
 -----------------------
        Robert V. LaPenta

  /s/ Christopher C. Cambria     Vice President and Director     June 7, 2002
 -----------------------
     Christopher C. Cambria

*    By: /s/ Christopher C. Cambria
     -------------------------------
     Christopher C. Cambria
       Attorney-In-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 7, 2002.



                                 L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P.


                                 By: L-3 COMMUNICATIONS AIS GP CORPORATION,
                                 as General Partner





                                 By: /s/ Christopher C. Cambria
                                   ------------------------------------------
                                 Name: Christopher C. Cambria
                                 Title: Vice President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



           SIGNATURE                         TITLE                    DATE
------------------------------   -----------------------------   -------------
               *                 Chief Executive Officer         June 7, 2002
 -----------------------
          Frank C. Lanza

               *                 Chief Financial Officer         June 7, 2002
 -----------------------
        Robert V. LaPenta

  /s/ Christopher C. Cambria     Vice President and Director     June 7, 2002
  --------------------------
     Christopher C. Cambria

*    By: /s/ Christopher C. Cambria
     -------------------------------
     Christopher C. Cambria
     Attorney-In-Fact

                               INDEX TO EXHIBITS



 EXHIBIT
   NO.     DESCRIPTION
--------   ---------------------------------------------------------------------------------------------
 1.1       Form of Debt Underwriting Agreement*
 1.2       Form of Equity Underwriting Agreement*
 1.3       Form of Preferred Stock Underwriting Agreement*
 1.4       Form of Warrants Underwriting Agreement*
 1.5       Form of Stock Purchase Units Underwriting Agreement*
 1.6       Form of Stock Purchase Contracts Underwriting Agreement*
 4.1       Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of L-3
           Communications Holdings, Inc.'s Registration Statement on Form S-1, as filed with the
           Commission on February 27, 1998 (File No. 333-46975))
 4.2       By-laws (incorporated herein by reference to Exhibit 3.2 of L-3 Communications Holdings,
           Inc.'s Registration Statement on Form S-1, as filed with the Commission on February 27, 1998
           (File No. 333-46975))
 4.3       Form of stock certificate (incorporated herein by reference to Exhibit 4.1 of L-3
           Communications Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-46975))
 4.4       Stockholders Agreement dated as of April 30, 1997 among L-3 Communications Holdings, Inc.
           and the stockholders parties thereto (incorporated by reference to Exhibit 10.3 to L-3
           Communications Holdings, Inc.'s Registration Statement on Form S-1 No. 333-46975)
 4.5       Form of L-3 Communications Holdings Indenture**
 4.6       Form of L-3 Communications Corporation Indenture**
 4.7       Form of L-3 Communications Holdings Debt Security*
 4.8       Form of L-3 Communications Corporation Debt Security*
 4.9       Form of Guarantee under Holdings Indenture*
 4.10      Form of Guarantee under Communications Indenture*
 4.11      Form of Preferred Stock share certificate*
 4.12      Form of Purchase Contract Agreement relating to stock purchase contracts and stock purchase units*
 4.13      Form of Pledge Agreement for stock purchase contracts and stock purchase units*
 4.14      Form of Warrant Agreement*
 5.1       Opinion of Simpson Thacher & Bartlett**
 12        Statements re: Computation of Ratios***
23.1       Consent of PricewaterhouseCoopers LLP with respect to the combined financial statements of
           Aircraft Integration Systems Business****
23.2       Consent of Simpson Thacher & Bartlett (contained in their opinion filed as Exhibit 5.1)
 24        Power of Attorney of L-3 Communications Holdings, Inc., L-3 Communications Corporation
           and the Additional Registrants (included on the signature pages to the initial registration statement)
25.1       Statement of Eligibility of Trustee on Form T-1 under the Holdings Indenture**
25.2       Statement of Eligibility of Trustee on Form T-1 under the Communications Indenture**

----------
*     To be filed with a subsequent 8-K

**    Filed with the initial registration statement

***   Filed with Amendment No. 1 to the registration statement

****  Filed herewith